Exhibit (k)(8)

Execution Version

AMENDMENT NO. 11 TO CREDIT AGREEMENT

AMENDMENT NO. 11, dated as of April 12, 2024 (this “Amendment”), to the Credit Agreement, dated as of January 3, 2013, by and among ARES DYNAMIC CREDIT ALLOCATION FUND, INC., a Maryland corporation (the “Borrower”), the Banks party thereto, and STATE STREET BANK AND TRUST COMPANY, as agent for the Banks (in such capacity, the “Agent”), as amended by Amendment No. 1, dated as of April 5, 2013, Amendment No. 2, dated as of October 2, 2014, Amendment No. 3 and Consent No. 1, dated as of August 31, 2015, Amendment No. 4, dated as of September 30, 2016, Amendment No. 5, dated as of October 2, 2018, Amendment No. 6, dated as of October 2, 2019, Amendment No. 7, dated as of June 8, 2020, Amendment No. 8, dated as of July 7, 2021, Amendment No. 9, dated as of December 22, 2021, and Amendment No. 10, dated as of June 14, 2022 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I.   Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II. The Borrower desires an amendment of the Credit Agreement upon the terms and conditions herein contained, and all Banks have agreed thereto upon the terms and conditions herein contained.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           For purposes of this Amendment, the following terms have the following meanings when used herein:

“Added Text” means characters indicated textually in the same manner as the following example: double underlined text.

“Marked Credit Agreement” means the copy of the Existing Credit Agreement attached hereto as Annex A.

“Stricken Text” means characters indicated textually in the same manner as the following example: ~~stricken text~~.

2.           The Existing Credit Agreement (including Schedule 1 and Exhibit D, but excluding each other Schedule and Exhibit) is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Credit Agreement (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

3.            Exhibit D to Existing Credit Agreement is hereby amended and restated in the form of Exhibit D hereto.

4.            Paragraphs 1 through 3 of this Amendment shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)           the Agent shall have received from the Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of such party, or (ii) written evidence satisfactory to the Agent (which may include a transmission by electronic mail of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)           the Agent shall have received from the Borrower a manually signed certificate from the Secretary of the Borrower, dated the Amendment Effective Date and in all respects reasonably satisfactory to the Agent, (i) certifying as to (x) the incumbency of authorized persons of the Borrower executing this Amendment and (y)  persons authorized to act on behalf of the Borrower in connection with the Credit Agreement, including, without limitation, with respect to any Notice of Borrowing, (ii) attaching true, complete and correct copies of resolutions duly adopted by the Borrower’s Managing Body approving this Amendment and the transactions contemplated hereby, all of which shall be in full force and effect on the Amendment Effective Date, (iii) certifying that the Borrower’s Charter Documents, Prospectus, statement of additional information, registration statement, Pricing Procedures, investment management agreement between the Borrower and the Investment Adviser, and Custody Agreement have not been amended, supplemented or otherwise modified since June 14, 2022, or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification (or, in the case of the Borrower’s Prospectus, statement of additional information, and/or registration statement, attaching a true, complete and correct copy of the most recent Prospectus, statement of additional information, or registration statement, as applicable);

(c)           the Agent shall have received a new Federal Reserve Form FR U-1, for each Bank, duly executed by or on behalf of the Borrower, in form and substance satisfactory to such Bank;

(d)          the Agent shall have received an upfront fee, for the account of each Bank, in an amount equal to $193,744.44;

(e)           the Agent shall have received such documents and information as the Agent or any Bank shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies applicable to the Borrower; and

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(f)            the Borrower shall have paid all reasonable and documented out-of-pocket fees and expenses incurred by the Agent (including, without limitation, reasonable and documented legal fees and disbursements of counsel to the Agent) in connection herewith.

5.            The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(i) represents and warrants that, as of the date of execution and delivery hereof by the Borrower, no Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

6.            In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

7.            This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent or any Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, any Bank and the Borrower, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

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8.            THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 11 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ARES DYNAMIC CREDIT ALLOCATION FUND, INC.

By:	/s/ Scott Lem
Name: Scott Lem
Title: Chief Financial Officer

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By:	/s/ Charles W. Reid
Name: Charles W. Reid
Title: Vice President

Ares Dynamic Credit Allocation Fund, Inc.– Amendment No. 11

EXHIBIT D

FORM OF BORROWING BASE REPORT

Date __________

STATE STREET BANK AND TRUST COMPANY

Global Credit Finance

One Congress Street

Boston, MA 02214

Attention: Charles Reid

Tel: (617) 662-0286

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of January 3, 2013, by and between Ares Dynamic Credit Allocation Fund, Inc., a Maryland corporation (the “Borrower”), and State Street Bank and Trust Company, as Agent, as amended by Amendment No. 1, dated as of April 5, 2013, Amendment No. 2, dated as of October 2, 2014, Amendment No. 3 and Consent No. 1, dated as of August 31, 2015, Amendment No. 4, dated as of September 30, 2016, Amendment No. 5, dated as of October 2, 2018, Amendment No. 6, dated as of October 2, 2019, Amendment No. 7, dated as of June 8, 2020, Amendment No. 8, dated as of July 7, 2021, Amendment No. 9, dated as of December 22, 2021, Amendment No. 10, dated as of June 14, 2022, and Amendment No. 11, dated as of April 12, 2024 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.            The undersigned, an authorized representative of the Borrower, hereby certifies with respect to the Borrower that (a) this Certificate is being delivered pursuant to Section 5.01(d) of the Credit Agreement, and (b) as of the date hereof, [[no Event of Default has occurred and is continuing] or [the following Event(s) of Default [has/have] occurred and [is/are] continuing: _____________________.1

2.            This Borrowing Base Report is delivered to you pursuant to [Section 2.02(a) or Section 5.01(c)] of the Credit Agreement. The undersigned hereby certifies to you as follows:

(a)          as of the close of business on [Date]2 (the “Notice Time”), the Borrowing Base was $____________ (the “Applicable Borrowing Base”),

[1]	If this certificate is being delivered in connection with the delivery of a Borrowing Base Report or Valuation Report in accordance with Section 5.01(c) then complete both paragraphs 1 and 2 and Annex 1; if this certificate is being delivered for any other purpose under Section 5.01(d), complete paragraph 1 and delete paragraph 2 and Annex 1.

[2]	For a Borrowing Base Report delivered pursuant to Section 2.02(a) of the Credit Agreement, this date should be the Domestic Business Day immediately preceding the proposed borrowing date related thereto. For a Borrowing Base Report delivered pursuant to Section 5.01(c) of the Credit Agreement, this date should be the last Domestic Business Day of the immediately preceding calendar week.

(b)	Annex 1 attached hereto is a true and accurate detailed calculation of the Borrowing Base as of the Notice Time,

(c)	the U.S. Dollar Equivalent of the aggregate outstanding principal balance of the Loans [[immediately AFTER giving effect to the making of the Loans requested in the Notice of Borrowing dated __________3] or [at the Notice Time4]]: $_____________________ (the “Applicable Loan Amount”), and

(d)	the Applicable Borrowing Base [is less than][equals][exceeds] the Applicable Loan Amount.

ARES DYNAMIC CREDIT ALLOCATION FUND, INC.

By:
Name:
Title:

[3]	For use when borrowing.

[4]	For periodic reporting.

Annex 1

to

Borrowing Base Report

[This Annex 1 must be substantially in the following form, or such other form as shall have been agreed to by the Borrower and the Agent]

A.	Asset Value of all Eligible Government Securities:	$________
B.	Asset Value of all Eligible Commercial Paper:	$________
C.	Asset Value of all Tier 1 Corporate Debt Securities:	$________
D.	Asset Value of all Eligible GSE Securities:	$________
E.	Asset Value of all Eligible OECD Member Nation Debt Securities:	$________
F.	Asset Value of all Class I Senior Loans:	$________
G.	Asset Value of all Tier 2 Corporate Debt Securities:	$________
H.	Asset Value of all Tier 3 Corporate Debt Securities:	$________
I.	Asset Value of all Class II Senior Loans:	$________
J.	90% of A:	$________	[5]
K.	90% of B:	$________	[6]
L.	80% of C:	$________	[7]
M.	80% of D:	$________	[8]
N.	80% of E:	$________	[9]
O.	75% of F:	$________	[10]
P.	70% of G:	$________	[11]
Q.	60% of H:	$________	[12]
R.	60% of I:	$________	[13]
S.	Sum of J plus K plus L plus M plus N plus O plus P plus Q plus R:	$________
T.	5% of S:	$________
U.	List by Issuer the aggregate value (to the extent included in S) of all Eligible Securities, Eligible Loan Obligations and Eligible Loan Participations of a single Issuer ONLY if such aggregate value exceeds T:

Issuer	Aggregate Value
[Issuer]	$_____________	minus T:	$_________
[Issuer]	$_____________	minus T:	$_________
		Total	$_________

5 Clause (a) of Borrowing Base definition

6 Clause (a) of Borrowing Base definition

7 Clause (b) of Borrowing Base definition

8 Clause (b) of Borrowing Base definition

9 Clause (b) of Borrowing Base definition

10 Clause (c) of Borrowing Base definition

11 Clause (d) of Borrowing Base definition

12 Clause (e) of Borrowing Base definition

13 Clause (e) of Borrowing Base definition

V.	S minus U:	$________	[14]
W.	10% of S:	$________
X.	List (by OECD Member Nation) the aggregate value (to the extent included in S) of all Eligible Securities, Eligible Loan Obligations and Senior Loans of all Issuers (including Issuers of Eligible OECD Member Nation Debt Securities) located in or formed under the laws of any one Eligible OECD Member Nation (including each political subdivision thereof) ONLY if such aggregate value exceeds W:

Issuer	Aggregate Value

[OECD Member Nation]	$_____________	minus W:	$_________
[OECD Member Nation]	$_____________	minus W:	$_________
		Total	$_________

Y.	V minus X:	$________	[15]
Z.	25% of S:	$________
AA.	List the aggregate value (to the extent included in S) of all Eligible Securities, Eligible Loan Obligations and Senior Loans of all Issuers (including Issuers of Eligible OECD Member Nation Debt Securities) located in or formed under the laws of any Eligible OECD Member Nation (including each political subdivision thereof):	$________
BB.	Amount (if any) by which AA exceeds Z:	$________
CC.	Y minus BB:	$________	[16]
DD.	5% of S:	$________
EE.	List the aggregate value (to the extent included in S) of Unquoted Assets:	$________
FF.	Amount (if any) by which EE exceeds DD:	$________
GG.	CC minus FF	$________	[17]
HH.	20% of S:	$________
II.	List the aggregate value (to the extent included in S) of Single Rated Assets:	$________
JJ.	Amount (if any) by which II exceeds HH	$________
KK.	GG minus JJ	$________	[18]

LL.10% of S:

14 Adjustment referred to in clause (1) of Borrowing Base definition

15 Adjustment referred to in clause (2) of Borrowing Base definition

16 Adjustment referred to in clause (3) of Borrowing Base definition

17 Adjustment referred to in clause (4) of the Borrowing Base definition

18 Adjustment referred to in clause (5) of the Borrowing Base definition

MM.	List the aggregate value (to the extent included in S) of Eligible Debt Securities issued by Eligible Corporate Issuers domiciled in, and having their respective principal places of business in, any single Eligible Nation other than the United States of America	$________
NN.	Amount (if any) by which MM exceeds LL	$________
OO.	KK minus NN	$________	[19]
PP.	25% of S:	$________
QQ.	List the aggregate value (to the extent included in S) of Eligible Debt Securities issued by Eligible Corporate Issuers domiciled in, and having their respective principal places of business in, any one or more Eligible Nations other than the United States of America	$________
RR.	Amount (if any) by which QQ exceeds PP	$________
SS.	OO minus RR (the “Borrowing Base”):	$________	[20]

19 Adjustment referred to in clause (6) of the Borrowing Base definition

20 Adjustment referred to in clause (7) of Borrowing Base definition

Annex A

Annex A

CREDIT AGREEMENT

dated as of January 3, 2013

among

ARES DYNAMIC CREDIT ALLOCATION FUND, INC.,

STATE STREET BANK AND TRUST COMPANY,

and the other lending institutions party hereto

and

STATE STREET BANK AND TRUST COMPANY,

in its capacity as Agent

Prepared by:

Bryan Cave Leighton Paisner LLP

1290 Avenue of the Americas

New York, New York 10104-3300

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Exhibits:

Exhibit A -	Form of Note
Exhibit B -	Form of Notice of Borrowing
Exhibit C -	Form of Notice of Conversion
Exhibit D -	Form of Borrowing Base Report
Exhibit E -	Form of Assignment and Acceptance
Exhibit F -	Form of Notice of Repayment
Exhibit G -	Form of Security Agreement
Exhibit H -	Form of Perfection Certificate
Exhibit I -	Form of Opinion of Borrower’s Counsel
Exhibit J -	Form of Compliance Certificate

Schedules:

Schedule 1 -	Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

Schedule 2 -	Pricing Procedures

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of January 3, 2013 by and among Ares Dynamic Credit Allocation Fund, Inc., a Maryland corporation (the “Borrower”), the Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for the Banks (in such capacity, the “Agent”).

The parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.         Definitions

The following terms, as used herein, have the following meanings:

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the Asset Value of the Total Assets, minus (b) the sum, without duplication, of (x) the Total Liabilities that are not Senior Securities Representing Indebtedness, plus (y) the value of all Restricted Payments that have been declared by the Borrower but remain unpaid, plus (z) the Asset Value of the Liquidity Account. For purposes of calculating the Adjusted Net Assets, (X) Total Liabilities shall not include any liability to the extent such liability reduced the Asset Value of an asset pursuant to clause (a) of the defined term “Asset Value”, and (Y) the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the Value of all assets pledged or otherwise segregated to secure such liability. For the purposes of calculating Adjusted Net Assets, the liability in respect of any derivative or other financial contract shall be equal to the market value thereof or, if no such market value exists, the net amount, if any, that the Borrower would be obligated to pay to the relevant counterparty thereto if such financial contract and all transactions thereunder terminated at such time in accordance therewith on a complete no-fault basis.

“Adjusted Offered Rate” applicable to any Interest Period for a Fixed Rate Loan means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable Funding Rate by (ii) 1.00 minus the applicable Reserve Percentage. The Adjusted Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements; provided that Adverse Claim shall not include any segregation which (i) is required to prevent a security of the Borrower from constituting a senior security for purposes of the Investment Company Act and (ii) is not a pledge or security interest) in favor of any other Person other than, in the case of the Borrower, Liens permitted under Section 5.08(a), (b) or (c).

“Affected Alternate Currency Loan” has the meaning set forth in Section 8.02(c) hereof.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Loan” means an Affected Overnight Rate Loan or an Affected Alternate Currency Loan.

“Affected Overnight Rate Loan” has the meaning set forth in Section 8.02(c) hereof.

“Affiliate” means, with respect to any Person (the “First Person”) any other Person that (a) is an “Affiliated Person” (within the meaning of the Investment Company Act) of such First Person, (b) is an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of such First Person, or (c) is a Control Affiliate of such First Person.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agent Exchange Rate” means, at any time of the determination thereof, the rate reasonably determined by the Agent to be the rate quoted by State Street as its spot rate for the purchase of one currency with another currency.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $150,000,000.

“Alternate Currency” means Australian Dollars, Euros, and Pounds Sterling~~, and Canadian Dollars~~.

“Alternate Currency Benchmark Replacement” means, with respect to any Alternate Currency Loan for any Available Tenor (including any Overnight Rate Loan), the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for such Alternate Currency Loan and applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) Applicable Market Convention and (b) the related Benchmark Replacement Adjustment, provided that if such Alternate Currency Benchmark Replacement would be less than zero, such Alternate Currency Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Alternate Currency Loan” refers to a Loan made in an Alternate Currency.

“Alternate Currency Regulatory Body” means, with respect to any Alternate Currency, the regulatory body or bodies having jurisdiction over the administration of any applicable Benchmark for such Alternate Currency.

“Amendment Effective Date” means the Amendment Effective Date as such term is defined in Amendment No. 4 hereto.

“Amendment No. ~~5~~11 Effective Date” means the Amendment Effective Date as such term is defined in Amendment No. ~~5~~11 hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

“Applicable Fee Rate” means, (a) from the Effective Date to the Amendment No. ~~5~~11 Effective Date, the applicable rate set forth from time to time in this Credit Agreement at which the commitment fee accrues, and (b) from and after the Amendment No. ~~5~~11 Effective Date, ~~0.15%~~a rate per annum equal to (i) as of any date upon which the Loan Balance equals or exceeds 80% of the Commitment 0.15% and (ii) as of any other date, 0.25%.

“Applicable Law” means, with respect to any Person, any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which such Person is subject or by which it or any of its property is bound.

“Applicable Lending Office” means, with respect to any Bank, (a) in the case of its Base Rate Loans, its Domestic Lending Office, and (b) in the case of its Fixed Rate Loans or Overnight Rate Loans, its Designated Lending Office.

“Applicable Loan Rate” means ~~0.95%.~~, (a) from the Effective Date to the Amendment No. 11 Effective Date, the applicable rate set forth from time to time in this Credit Agreement at which the applicable loan rate accrues, and (b) from and after the Amendment No. 11 Effective Date, a rate per annum equal to 1.15%.

“Applicable Market Convention” means, for purposes of and as of any date of determining any Alternate Currency Benchmark Replacement, Benchmark Replacement Adjustment or U.S. Dollar Benchmark Replacement, any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement for the then current applicable Benchmark for credit facilities governed by the laws of the United States (or any state thereof) all or a portion of which include a tranche denominated in the currency applicable to such Benchmark in which tranche more than one money center bank is a syndicate member.

“Applicable Money Market” means any money market applicable to Fixed Rate Loans.

“Approved Borrowing Amount” means (a) $1,000,000 (or the U.S. Dollar Equivalent) or an integral multiple of $100,000 (or the U.S. Dollar Equivalent) in excess thereof, or (b) such lesser amount as shall be equal to the excess of the Aggregate Commitment Amount over the aggregate outstanding principal balance of all Loans.

“Articles Supplementary” means that certain Articles Supplementary, dated on or about July 15, 2021 (as may be amended, restated, supplemented or modified from time to time), adopted by the Borrower in connection with the Preferred Shares.

“Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed by the Borrower in good faith in the manner such Value is required to be computed in accordance with the Pricing Procedures and Applicable Law, including, without limitation, the Investment Company Act; provided that:

(a)           the Asset Value of any asset shall be net of the Borrower’s liabilities (other than any liability included in Total Liabilities) relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof, and

(b)           with respect to any asset that is not valued daily, the Asset Value of such asset shall be deemed zero for purposes of this definition, (ii) with respect to any asset the value of which is not based primarily upon the closing price thereof on an exchange, or the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is a Control Affiliate of the Borrower or the Borrower’s investment adviser, or that is otherwise not independent), the Asset Value of such asset shall be the Value thereof as reasonably determined by the Borrower in accordance with the Pricing Procedures, provided that in the event such asset is a Serial Unquoted Asset, the Asset Value of such asset shall be deemed zero for purposes of this definition, and (iii) with respect to any asset that is valued higher than either of the following (the “Base Price”): (x) the closing price thereof on an exchange, or (y) the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is a Control Affiliate of the Borrower or the Borrower’s investment adviser, or that is otherwise not independent), the Asset Value of such asset shall be deemed to be the Base Price for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(c) hereof.

“Assignment and Acceptance” has the meaning set forth in Section 9.06(c) hereof.

“Australian Dollar” means the lawful currency of the Commonwealth of Australia.

“Authority” means any governmental or quasi-governmental authority (including the Financial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Authorized Signatory” means any of the President, Chief Executive Officer, Chief Financial Officer, Portfolio Manager, Chief Legal Officer, General Counsel, the Secretary, or the Treasurer of the Borrower, or some other authorized Person of the Borrower reasonably acceptable to the Agent, provided that the Agent shall have received a manually signed certificate from the Secretary of the Borrower bearing a manual specimen signature of each such officer or other Person.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.04(e).

“Bail In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means each of State Street, each lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c) hereof, and their respective successors.

“Base Rate” means, as of any day, the highest of (a) the Applicable Loan Rate plus the Federal Funds Effective Rate as in effect on that day, and (b) the Applicable Loan Rate plus Adjusted Term SOFR, as in effect on that day.

“Base Rate Loans” means Dollar Loans bearing interest calculated by reference to the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benchmark” means, initially, (x) with respect to any Fixed Rate Loan, the Funding Rate with respect to the currency in which such Fixed Rate Loan is denominated, (y) with respect to any Base Rate Loan, Adjusted Term SOFR, and (z) with respect to any (i) Euro Overnight Rate Loan, Enhanced €STR and (ii) Sterling Overnight Rate Loan, Daily Simple SONIA; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to any applicable Funding Rate, Adjusted Term SOFR, Enhanced €STR, Daily Simple SONIA, as applicable, or the then-current applicable Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.04.

“Benchmark Replacement” means, (x) for Dollar Loans, the U.S. Dollar Benchmark Replacement, and (y) for Alternate Currency Loans, the Alternate Currency Benchmark Replacement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent in consultation with the Borrower, in a commercially reasonable manner not inconsistent with similar determinations by the Agent in connection with other substantially similar credit facilities, giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Permitted Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Rate Setting Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative, operational matters) that the Agent determines in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means a date and time determined by the Agent (in consultation with the Borrower), which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)          in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)         in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)         a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)         a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), in the case of Dollar Loans, the Federal Reserve Board or the Federal Reserve Bank of New York, in the case of any Alternate Currency Loans, the applicable Alternate Currency Regulatory Body, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)         a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to the applicable then~~-~~ current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred with respect to such Benchmark if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.04 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.04.

“Block Default” means an Event of Default under Sections 6.01(a), (g) or (h), or a Default under Sections 5.19 or 5.20.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing Base” means, at the relevant time of reference thereto, an amount equal to the sum of the following items to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles:

(a)         ~~(1)~~ 90% of the aggregate Asset Value of (A) all Eligible Government Securities plus (B) all Eligible Commercial Paper;

(b)         ~~(2)~~ 80% of the aggregate Asset Value of (A) all Tier 1 Corporate Debt Securities, plus (B) all Eligible GSE Securities, plus (C) all Eligible OECD Member Nation Debt Securities;

(c)         ~~(3)~~ 75% of the aggregate Asset Value of all Class I Senior Loans;

(d)         ~~(4)~~ 70% of the aggregate Asset Value of all Tier 2 Corporate Debt Securities;

(e)         ~~(5)~~ 60% of the aggregate Asset Value of (A) all Tier 3 Corporate Debt Securities, plus (B) all Class II Senior Loans;

~~(6) 50% of the aggregate Asset Value of (A) all Tier 4 Corporate Debt Securities, plus (B) all Class III Senior Loans;~~

provided, however, that

~~(a)~~ (1) if, but for this clause (1), in excess of 5% of the Borrowing Base value would be attributable to Eligible Securities, Eligible Loan Obligations, and Eligible Loan Participations of a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

~~(b)~~ (2) if, but for this clause (2), in excess of 10% of the Borrowing Base value would be attributable to Eligible Securities, Eligible Loan Obligations and Senior Loans of all Issuers (including Issuers of Eligible OECD Member Nation Debt Securities) located in or formed under the laws of any one Eligible OECD Member Nation (including each political subdivision thereof), the amount of such excess shall not be included in the calculation of the Borrowing Base;

~~(c)~~ (3) if, but for this clause (3), in excess of 25% of the Borrowing Base value would be attributable to Eligible Securities, Eligible Loan Obligations and Senior Loans of all Issuers (including Issuers of Eligible OECD Member Nation Debt Securities) located in or formed under the laws of any Eligible OECD Member Nation (including any political subdivision thereof), the amount of such excess shall not be included in the calculation of the Borrowing Base;

~~(d)~~ (4) if, but for this clause (4), in excess of ~~20~~5% of the Borrowing Base value would be attributable to ~~Eligible Securities rated, subject to Section 1.04, CCC+ or lower by S&P or Caa1 or lower by Moody’s~~Unquoted Assets, the amount of such excess shall not be included in the calculation of the Borrowing Base;

~~(e) if, but for this clause (5), in excess of 10% of the Borrowing Base value would be attributable to Eligible Securities having a market value that is less than 50% of the par value thereof, the amount of such excess shall not be included in the calculation of the Borrowing Base;~~

~~(f) if, but for this clause (6), in excess of 5% of the Borrowing Base value would be attributable to Unquoted Assets, the amount of such excess shall not be included in the calculation of the Borrowing Base;~~

~~(g)~~ (5) if, but for this clause (~~7~~5), in excess of 20% of the Borrowing Base value would be attributable to Single Rated Assets, the amount of such excess shall not be included in the calculation of the Borrowing Base;

~~(h)~~ (6) if, but for this clause (~~8~~6), in excess of 10% of the Borrowing Base value would be attributable to Eligible Debt Securities issued by Eligible Corporate Issuers domiciled in, and having their respective principal places of business in, any single Eligible Nation other than the United States of America, the amount of such excess shall not be included in the calculation of the Borrowing Base; and

~~(i)~~ (7) if, but for this clause (~~9~~7), in excess of 25% of the Borrowing Base value would be attributable to Eligible Debt Securities issued by Eligible Corporate Issuers domiciled in, and having their respective principal places of business in, any one or more Eligible Nations other than the United States of America, the amount of such excess shall not be included in the calculation of the Borrowing Base.

“Borrowing Base Report” means a Borrowing Base Report for the Borrower signed by an Authorized Signatory and in substantially the form of Exhibit D attached hereto.

“Borrowing Date” means the Domestic Business Day or Rate Setting Business Day, as the case may be, on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.02(a) hereof.

“Calculation Date” has the meaning set forth in Section 5.01(e) hereof.

~~“Canadian Dollar” and “C$” each refers to the lawful currency of Canada.~~

~~“CDOR Rate” means, with respect to any Fixed Rate Loan in Canadian Dollars for any Interest Period, the greater of (a) the Floor and (b) the rate per annum equal to the average of the annual yield rates applicable to Canadian Dollar banker’s acceptances at or about 10:00 a.m. (Toronto, Ontario time) two Rate Setting Business Days prior to the commencement of such Interest Period as reported on the “CDOR page” (or any display substituted therefor) of Bloomberg CDOR01 Index (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designed by the Agent from time to time) for a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period), or, in the absence of any such electronically published rate, the rate therefor determined by the Agent (in accordance with prevailing market practice, if any).~~

“Charter Documents” means, collectively, the Borrower’s Articles of Incorporation and By-laws and all other organizational or governing documents of the Borrower, in each case as amended, supplemented or otherwise modified from time to time.

“Class I Loan Obligations” means, as of any date, Eligible Loan Obligations having a market value of at least 90% of the par value thereof.

“Class I Loan Participations” means Eligible Loan Participations in Class I Loan Obligations.

“Class I Senior Loans” means Class I Loan Obligations and Class I Loan Participations, in each case (c) that are free and clear of any Adverse Claim, (d) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (e) that are not segregated, and (f) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.

“Class II Loan Obligations” means, as of any date, Eligible Loan Obligations having a market value of at least ~~50~~60% of the par value thereof, other than Class I Loan Obligations.

“Class II Loan Participations” means Eligible Loan Participations in Class II Loan Obligations.

“Class II Senior Loans” means Class II Loan Obligations and Class II Loan Participations, in each case (a) that are free and clear of any Adverse Claim, (b) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (c) that are not segregated, and (d) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.

~~“Class III Loan Obligations” means, as of any date, Eligible Loan Obligations having a market value of at least 30% of the par value thereof, other than Class I Loan Obligations and Class II Loan Obligations.~~

~~“Class III Loan Participations” means Eligible Loan Participations in Class III Loan Obligations.~~

~~“Class III Senior Loans” means Class III Loan Obligations and Class III Loan Participations, in each case (a) that are free and clear of any Adverse Claim, (b) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (c) that are not segregated, and (d) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.~~

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrower hereunder.

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be changed from time to time pursuant to Section 2.08 or 9.06(c) hereof.

“Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto (as the same may be amended pursuant to Section 9.06(h)) as such Bank’s percentage of the Aggregate Commitment Amount of all of the Banks.

“Confidential Material” has the meaning set forth in Section 9.09(a) hereof.

“Control Affiliate” of a Person means (a) any other Person directly or indirectly, owning, controlling or holding, with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Corresponding Loan Amount” has the meaning assigned to such term in Section 7.11.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Person” has the meaning set forth in Section 9.03(b) hereof.

“Credit Facility” means a syndicated or “club” credit or loan facility for the purposes of making loans.

“Custodian” means State Street Bank and Trust Company.

“Custody Agreement” means that certain Master Custodian Agreement, dated as of November 30, 2012, among the Custodian, the Borrower and certain other investment companies, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Daily Simple SONIA” means, for any day, the higher of (a) SONIA, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SONIA” for business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion and (b) the Floor.

“Danish Kroners” refers to the lawful currency of the Kingdom of Denmark.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with Generally Accepted Accounting Principles, (e) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, (g) all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, and other similar obligations, (h) all obligations of such Person in respect of judgments, (i) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, (j) all obligations of such Person in respect of Financial Contracts, and (k) all obligations that are Senior Securities Representing Indebtedness of such Person.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Delinquent Bank” has the meaning set forth in Section 7.10(a) hereof.

“Designated Lending Office” means, initially, the office of each Bank designated as such in Schedule 1 hereto; and thereafter such other office of such Bank, if any, that shall be making or maintaining one or more Fixed Rate Loans or Overnight Rate Loans.

“Distressed Asset” means any security or Loan Obligation (i) an obligor or issuer of which is the subject of a bankruptcy, insolvency, liquidation or other similar proceeding, (ii) which is in default beyond the applicable grace period, if any, as to payment (including by reason of acceleration) of any principal, interest, dividend or other distribution thereon, (iii) that is rated, subject to Section 1.04, CCC+ or lower by S&P or ~~Caa2~~Caa1 or lower by Moody’s, or (iv) which is otherwise classified by the Borrower or the Investment Adviser (or any sub-adviser) as “distressed” or “non-performing”.

“Dollar Loan” refers to a Loan made in Dollars.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open.

“Domestic Lending Office” means, initially, the office of each Bank designated as such on Schedule 1 attached hereto; thereafter such other office of such Bank, if any, located in the United States that shall be making or maintaining Base Rate Loans.

“€STR” means for any day, a fluctuating rate of interest per annum equal to the greater of (a) the Floor and (b) the rate determined by the Agent in accordance with its then current practice which may be either by reference to (i) the Bloomberg ESTRON Index as the Euro Short-Term Rate, administered by the European Central Bank (or any other person which takes over the administration of such rate) at approximately 11:00 a.m., Frankfurt time or (ii) reference to such other publicly available service for displaying or otherwise determining the EURO Short-Term Rate as may be selected by the Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01 hereof.

“Electronic Platform” means an electronic system for the delivery of information (including, without limitation, documents), such as IntraLinks On-Demand Workspaces™, that may or may not be provided or administered by the Agent or an Affiliate thereof.

“Eligible Commercial Paper” means a note (a) constituting an Eligible Debt Security, (b) of an Eligible Corporate Issuer, (c) having a maturity of 270 days or less, (d) rated, subject to Section 1.04, A1 or better by S&P or P1 or better by Moody’s, (e) denominated in an Eligible Currency, and (f) with respect to which there are recognized broker-dealers located in one or more Eligible Nations that make a market in such note.

“Eligible Corporate Debt Securities” means Eligible Debt Securities (a) issued by an Eligible Corporate Issuer, (b) denominated in an Eligible Currency, and (c) with respect to which there are recognized broker-dealers located in one or more Eligible Nations that make a market in such Eligible Debt Securities.

“Eligible Corporate Issuer” means an issuer of debt securities domiciled in, and having its principal place of business in, an Eligible Nation.

“Eligible Credit Facility” means a Credit Facility (a) in which the sum of the aggregate revolving loan commitment amount plus the aggregate outstanding principal amount of all loans (other than revolving loans) under such Credit Facility on the origination date of such Credit Facility was at least equal to $100,000,000, and (b) in respect of which ~~(1)~~ neither the related administrative agent nor any Control Affiliate thereof (i) is subject to any bankruptcy or other insolvency proceeding, or (ii) has stated in writing that it will not perform its obligations, if any, under the relevant Credit Facility documents~~, and (2) the credit rating, subject to Section 1.04, of the related administrative agent or its Control Affiliate is no less than “A-” from S&P or “A3” from Moody’s~~.

“Eligible Currency” means Dollars, any Alternate Currency, Japanese Yen, Swiss Francs, Norwegian Kroners, Swedish Kronas, or Danish Kroners.

“Eligible Debt Securities” means Eligible Securities that are debt securities, including, without limitation, corporate bond obligations; provided that Eligible Debt Securities shall not include any asset that is a direct or indirect participation or subparticipation interest in or assignment or novation of a loan or other extension of credit that is not a corporate bond obligation.

“Eligible Government Securities” means Eligible Debt Securities issued by, and backed by the full faith and credit of, the United States of America.

“Eligible GSE Securities” means Eligible Debt Securities (a) issued by any GSE, and (b) rated, subject to Section 1.04, BBB- or better by S&P or Baa3 or better by Moody’s.

“Eligible Loan Obligation” means, as of any date, a Loan Obligation (a) of an Eligible Obligor, (b) that is part of an Eligible Credit Facility, (c) that represents not more than 25% of such Eligible Credit Facility, (d) that is not a Distressed Asset, (e) denominated, payable and traded in an Eligible Currency in an Eligible Nation, (f) [reserved], (g) which is priced daily by a recognized independent third-party provider acceptable to the Agent, (h) the interest with respect to which is payable in cash (with no “PIK option”) no less frequently than quarterly, (i) which has a scheduled final maturity date no later than the tenth anniversary after the origination date of such Eligible Credit Facility, (j) which is not by its terms subordinated (pursuant to contractual provisions) to the prior payment of any other liabilities or any equity interests of such Eligible Obligor or any other the related obligor thereon, (k) in which the interest of the holder of such Loan Obligation in all collateral security therefor and principal and interest payments thereunder is no less than pro rata and pari passu with all other lenders in the particular tranche of which such Loan Obligation is a part, (l) that is permitted to be transferred to any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) with or without the consent of such Eligible Obligor or the administrative agent under the related Eligible Credit Facility, (m) in respect of which the related loan documents are not subject to any confidentiality arrangement that would preclude the Agent from reviewing such loan documents, and (n) in respect of which such Eligible Credit Facility does not allow, without the consent of the holder of such Loan Obligation, (i) any reduction of the principal amount of such Loan Obligation, or any reduction of the rate of any interest, or any fees, payable on account of such Loan Obligation, (ii) the postponement of the final maturity date, or the date of any payment, for any part of such Loan Obligation or any interest or fees payable in respect of such Loan Obligation, or any reduction of the amount of, or waiver or excuse of, any payment in respect of such Loan Obligation, (iii) changing any provision of such Eligible Credit Facility in a manner that would alter the pro rata sharing of payments required thereby, (iv) changing any provision of such Eligible Credit Facility specifying the number or percentage of lenders thereunder required to waive, amend, supplement or otherwise modify any rights under such Eligible Credit Facility, or (v) releasing all or substantially all of the collateral, if any, for such Loan Obligation, and (o) in respect of which the related loan documents are not subject to any confidentiality arrangement (that has not been waived) that would preclude the Agent from reviewing such loan documents.

“Eligible Loan Participation” means a Loan Participation (a) in an Eligible Loan Obligation, (b) issued or sold by an Eligible Loan Participation Counterparty, (c) traded in an Eligible Currency in an Eligible Nation, (d) for which recognized broker-dealers located an Eligible Nation make a market, (e) that is permitted to be transferred to any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) with or without the consent of such Eligible Loan Participation Counterparty, and (f) in which the Borrower’s interest is not a sub-participation.

“Eligible Loan Participation Counterparty” means a Loan Participation Counterparty (a) which is domiciled in, and has its principal place of business in, an Eligible Nation~~,~~ or (b) in respect of which neither such Loan Participation Counterparty nor any Control Affiliate thereof (1) is subject to any bankruptcy or other insolvency proceeding, (2) has stated in writing that it will not perform its obligations, if any, under the relevant Loan Participation or relevant Credit Facility, or (3) is in default of any material obligation under such Loan Participation or such Credit Facility~~, and (c) the credit rating, subject to Section 1.04, of which (or of its Control Affiliate) is no less than “A-” from S&P or “A3” from Moody’s~~.

“Eligible Nation” means the United States of America or any Eligible OECD Member Nation.

“Eligible Obligor” means a for-profit business enterprise which is domiciled in, and has its principal place of business in, an Eligible Nation.

“Eligible OECD Member Nation” means any OECD Member Nation (other than the United States of America) having a sovereign long-term debt rating, subject to Section 1.04, in a non-local currency of not less than “Baa3” by Moody’s or “BBB-” by S&P.

“Eligible OECD Member Nation Debt Securities” means Eligible Debt Securities (a) issued by any Eligible OECD Member Nation, and (b) rated, subject to Section 1.04, BBB- or better by S&P or Baa3 or better by Moody’s.

“Eligible Securities” means securities (and not Loan Obligations or Loan Participations) (a) that are publicly traded or Rule 144A Securities, (b) that are unrestricted as to sale (Rule 144A Securities that are freely traded among “qualified Institutional buyers” (within the meaning of Rule 144A) shall not be deemed to be restricted as to sale solely as a result of the restrictions and other limitations on transfer and offers to transfer contained in the Securities Act), (c) that are free and clear of any Adverse Claim, (d) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (e) that are not the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or otherwise segregated to satisfy any obligations with respect thereto, and (f) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.

“Enhanced €STR” means, for any day, the sum of (i) €STR and (ii) the EONIA-€STR Spread; provided that if such rate is less than zero, Enhanced €STR shall be deemed to be zero.

“EONIA-€STR Spread” means, for any day, (a) the percentage rate per annum which is, or remains, published on such day as the “EONIA-€STR spread” by the European Central Bank, or (b) if no such rate is, or remains, published on such day, the percentage rate per annum which was the “EONIA-€STR spread” most recently published by the European Central Bank.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Erroneous Payment” has the meaning assigned to such term in Section 7.11.

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 7.11.

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 7.11.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Loans” means Loans denominated in Euros and bearing interest calculated by reference to the Funding Rate.

“Euro Overnight Rate Loan” means a Loan denominated in Euros and bearing interest calculated by reference to the Overnight Interest Rate.

“Euros” refers to the single currency of participating member states of the European Union.

“Events of Default” has the meaning set forth in Section 6.01 hereof.

“Excess Percentage” means 103%.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Failure” has the meaning set forth in Section 7.10(b).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof (provided such regulations or official interpretations are substantively comparable and not materially more onerous to comply with).

“Fed Funds Business Day” shall mean any day upon which overnight federal funds transactions are conducted.

“Federal Funds Effective Rate” shall mean, for any day, the higher of (a) the rate per annum calculated by the FRBNY, based on such day’s overnight federal funds transactions (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds effective rate (which rate is, in general, published by the FRBNY on the FRBNY Business Day immediately succeeding such day), provided that if such day is not a Fed Funds Business Day, then the Federal Funds Effective Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day~~, provided further that if the Federal Funds Effective Rate as so determined for any day would be less than~~ and (b) the Floor~~, such rate for such day shall be deemed to be the Floor for all purposes of this Agreement~~.

“Financial Contract Liability” means, at any time, the net amount of the liability, if any, that a Person has under each Financial Contract to which such Person is a party, in each case determined on a mark-to-market basis in accordance with Generally Accepted Accounting Principles.

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, foreign currency contracts, repurchase agreements, reverse repurchase agreements, mortgage rolls, credit-linked notes, indexed securities, collateralized debt obligations, firm and standby commitment agreements, securities lending agreements, when-issued contracts and securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, Senior Securities.

“Fixed Rate Loan” means a SOFR Loan or an Alternate Currency Loan (other than an Overnight Rate Loan).

“Floor” means a rate of interest equal to 0.0%.

“Foreign Bank” means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRBNY” shall mean the Federal Reserve Bank of New York, or any successor thereto that publishes the Federal Funds Effective Rate.

“FRBNY Business Day” shall mean each business day that is not included in the FRBNY’s holiday schedule.

“Funding Rate” means, with respect to any Fixed Rate Loan for any Interest Period:

(a)         in the event such Fixed Rate Loan is a SOFR Loan, Adjusted Term SOFR or, in the absence of Adjusted Term SOFR the greater of (i) the Floor and (ii) the then applicable Benchmark provided that if such Benchmark is an Unadjusted Benchmark Replacement then the Funding Rate shall include the applicable Benchmark Replacement Adjustment;

(b)         in the event such Fixed Rate Loan is a EURIBOR Loan, for any Interest Period, the greater of (x) the Floor and (y) the rate appearing on the Bloomberg “EURIBOR01” screen displaying the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administrative of that rate) at approximately 11:00 a.m. Frankfurt time two Rate Setting Business Days prior to the commencement of such Interest Period prior to the commencement of such Interest Period with a term equivalent to such Interest, or, in the absence of any such electronically published rate, the rate therefor determined by the Agent (in accordance with prevailing market practice, if any); and

~~(c) in the event such Fixed Rate Loan is in Canadian Dollars, the CDOR Rate; and~~

(c)        ~~(d)~~ in the event such Fixed Rate Loan is in Australian Dollars the greater of (i) the Floor and (ii), the rate per annum equal to the Bank Bill Swap Reference Bid rate or a successor thereto approved by the Agent (“BBSY”) as published by Bloomberg (or such other page or commercially available source providing BBSY (Bid) quotations as may be designated by the Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) two Rate Setting Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, with a term equivalent to the number of months closet to such Interest Period), or, in the absence of any such electronically published rate, the rate therefor determined by the Agent (in accordance with prevailing market practice, if any).

“Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02 hereof.

“Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“GSE” means the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness(whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” of any Person means at any date, without duplication, (a) all Debt of such Person, and (b) all Senior Securities issued by such Person.

“Interest Period” means, with respect to each borrowing of Fixed Rate Loans of the same currency, initially the period commencing on the date of such borrowing and (i) in the case of a SOFR Loan, ending one month thereafter and (ii) in the case of an Alternate Currency Loan (other than an Overnight Rate Loan) ending one or three months thereafter, as the Borrower may elect in the applicable Notice of Borrowing, and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such borrowing and ending on the last day of one of the periods set forth above, as the Borrower may elect in the applicable Notice of Conversion, provided that:

(a)          any Interest Period which would otherwise end on a day which is not a Rate Setting Business Day shall be extended to the next succeeding Rate Setting Business Day unless such Rate Setting Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Rate Setting Business Day;

(b)          any Interest Period which begins on the last Rate Setting Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Rate Setting Business Day of a calendar month;

(c)          any Interest Period which would otherwise end after the Termination Date shall instead end on the Termination Date; and

(d)          no tenor that has been removed from this definition pursuant to Section 8.04(e) shall be available for specification in such Notice of Borrowing.

For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute and the Treasury regulations promulgated thereunder.

“Investment Adviser” means Ares Capital Management II LLC, a limited liability company organized under the laws of Delaware.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to include a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to the Borrower, the material provisions of the Prospectus (as delivered to the Banks on the Effective Date), and other documents dealing with the Borrower’s investment objectives, investment policies and strategies, and investment restrictions, as such objectives, policies, strategies and restrictions may be further amended, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act, Securities Exchange Act of 1934, as amended, and the Investment Company Act, all as in effect on the Amendment Effective Date.

“Involuntary Liquidation Preference” has the meaning set forth in the last sentence of Section 18(h) of the Investment Company Act.

“Issuer” means (a) an issuer of securities, (b) an Eligible Obligor, or (c) a Loan Participation Counterparty.

“Japanese Yen” refers to the lawful currency of Japan.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Liabilities” has the meaning set forth in Section 7.05.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, including any agreement (other than this Agreement) preventing a Person from encumbering such asset.

“Liquidity Account” means all assets of the Borrower which are segregated, delivered to a transfer agent or escrow agent, or otherwise designated for the payment of the Involuntary Liquidation Preference or redemptions or dividends in connection with the Preferred Shares whether held in a separate account, or earmarked on its (or the Custodian’s) books and records or otherwise in accordance with the Borrower’s (or the Custodian’s) normal procedures.

“Loan Balance” means, on any date of determination, an amount equal to the aggregate outstanding principal balance of the Loans.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the fee agreement (if any) described in Section 2.07(b) hereof and any and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Loan Obligation” means a debt obligation other than a security (as defined in the Securities Act).

“Loan Participation” means a participation interest (other than a sub-participation interest) in a Loan Obligation.

“Loan Participation Counterparty” means the seller or issuer of a Loan Participation.

“Loans” means loans made or to be made to the Borrower by the Banks pursuant to Section 2.01 hereof.

“Managing Body” means (a) with respect to the Borrower, the Board of Directors thereof, and (b) with respect to any other Person, the board of directors or other similar managing body thereof.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the ability of the Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents, (b) a material adverse effect on the Agent’s right, title and interest, on behalf of itself and the Banks, in the collateral pledged to it pursuant to the Security Documents, or on the rights and remedies of the Agent or any Bank under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents, or (d) a material adverse effect on the business, financial position, operations or assets of the Borrower or the Investment Adviser.

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(a)          ~~(1)~~ the maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,

(b)          ~~(2)~~ the maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Prospectus and the Investment Policies and Restrictions,

(c)          ~~(3)~~ in the event that the Borrower shall have entered into any agreement(s) with any Authority limiting the amount of Debt that the Borrower may create, incur, assume or suffer to exist, the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreements, and

(d)          ~~(4)~~ the maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.19 hereof;

in each case, as in effect at such date of determination.

“Moody’s” means Moody’s Investors Services, Inc., or any successor acceptable to all of the Banks and performing substantially the same function.

“MSC Obligations” has the meaning assigned to such term in that certain Amendment No. 3 and Consent No. 1, dated as of August 31, 2015, by and among the Borrower, the Banks party thereto and the Agent.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Non-Excluded Taxes” has the meaning set forth in Section 2.09(c) hereof.

“Norwegian Kroners” refers to the lawful currency of the Kingdom of Norway.

“Note(s)” has the meaning set forth in Section 2.04(b) hereof.

“Notice of Borrowing” has the meaning set forth in Section 2.02(a) hereof.

“Notice of Conversion” has the meaning set forth in Section 2.02(b) hereof.

“Notice of Repayment” has the meaning set forth in Section 2.05(g) hereof.

“Obligations” means all indebtedness, obligations and liabilities of the Borrower to the Banks and the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof.

“OECD Member Nation” means a member nation of the Organization for Economic Co-operation and Development.

“Overnight Interest Rate” means (a) with respect to any Euro Overnight Rate Loan, as of any day, the Applicable Loan Rate plus Enhanced €STR as in effect on such day, and (b) with respect to any Sterling Overnight Rate Loan, as of any day, the Applicable Loan Rate plus Daily Simple SONIA as in effect on such day.

“Overnight Rate Loan” means a Euro Overnight Rate Loan or a Sterling Overnight Rate Loan.

“Payment Recipient” has the meaning assigned to such term in Section 7.11.

“Patriot Act” has the meaning set forth in Section 9.10 hereof.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Potential Delinquent Bank” means, at any time a Bank (i) as to which the Agent has notified the Borrower that a Failure has occurred and is continuing in respect of any financial institution Control Affiliate of such Bank, (ii) as to which the Agent has in good faith reasonably determined and notified the Borrower that such Lender or a financial institution Control Affiliate thereof has notified the Agent, or has stated publicly, that it will not comply with its funding obligations under any other loan agreement or credit agreement or similar financing arrangement or agreement, or (iii) that has, or whose parent company has, a rating for any class of its long-term senior unsecured debt lower than BBB- by S&P or Baa3 by Moody’s. The Agent shall promptly send to all parties hereto a copy of any notice sent to the Borrower provided in this definition.

“Pounds Sterling” refers to the lawful currency of the United Kingdom.

“Preferred Shares” means, collectively, the Borrower’s (i) “Series A Mandatory Redeemable Preferred Shares” with liquidation preference of $25.00 per share and to consist of 800,000 shares, (ii) “Series B Mandatory Redeemable Preferred Shares” with a liquidation preference of $25.00 per share and to consist of 1,200,000 shares, and (iii) “Series C Mandatory Redeemable Preferred Shares” with a liquidation preference of $25.00 per share and to consist of 2,000,000 shares.

“Preferred Shares Documents” means (i) each Securities Purchase Agreement, (ii) the Articles Supplementary, and (iii) the Borrower’s Charter Documents, in each case (subject to Section 5.24) as amended, supplemented, or otherwise modified from time to time.

“Pricing Procedures” means the Borrower’s pricing and valuation procedures attached hereto as Schedule 2, as the same may be amended, restated, supplemented or otherwise modified in accordance with Section 5.04 hereof.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Prospectus” means the Borrower’s prospectus dated as of June 15, 2015, as filed with the SEC pursuant to Rule 497 under the Securities Act, as part of the Borrower’s registration statement on Form N-14 (applying the policies stated therein as approved by the stockholders of the Borrower), as the statements therein may be amended, restated, supplemented or otherwise modified, including without limitation by means of a filing made pursuant to the Securities Exchange Act of 1934, as amended, a press release or otherwise, as in effect on the Amendment 3 Effective Date.

“Rate Setting Business Day” means any Domestic Business Day that is also a U.S. Securities Business Day, provided that:

(a)          if such day relates to any interest rate settings as to a Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Loan, Rate Setting Business Day means a Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in Frankfurt and is a TARGET Day;

(b)          if such day relates to any interest rate settings as to a Loan denominated in a currency other than Dollars or Euro, Rate Setting Business Day means any such day on which commercial banks are open for international business (including dealings in Dollar deposits) in London and dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(c)          if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euros in respect of a Loan denominated in a currency other than Dollars or Euros, or any other dealings in any currency other than Dollars or Euros to be carried out pursuant to this Agreement in respect of any such Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Rate Unavailability Notice” has the meaning set forth in Section 8.02(a) hereof.

“Register” has the meaning set forth in Section 9.06(g) hereof.

“Regulated Investment Company” has the meaning set forth in Subchapter M of the Internal Revenue Code.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Relevant Governmental Body” means (a) with respect to all Loans, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto, and (b) with respect to any Alternate Currency Loan, the applicable Alternate Currency Regulatory Body.

“Replacement Bank” has the meaning set forth in Section 8.06 hereof.

“Representatives” has the meaning set forth in Section 9.09(a) hereof.

“Required Banks” means, at any time, Banks holding at least a majority of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, having at least a majority of the aggregate Commitment Amounts then in effect; provided that at any time that there are two or fewer Banks, “Required Banks” means all of the Banks, provided further that for purposes of determining Required Banks, each Delinquent Bank (including, without limitation, its Commitment Amount and Loans) shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Reserve Percentage” means, for any day, that percentage (expressed as a decimal) which is in effect on such day, at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any dividend or other distribution by the Borrower (whether in cash, securities or other property) with respect to any shares, units or other equity interests issued by the Borrower, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by the Borrower on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares, units or other equity interests.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means securities issued in reliance on Rule 144A.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or any successor acceptable to all the Banks and performing substantially the same function.

“Sanctions” has the meaning set forth in Section 4.16(a).

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated on or about July 15, 2021 (as may be amended, restated, supplemented or modified from time to time), by and between the Borrower and each of the purchasers listed in the “Purchaser Schedule” attached thereto.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, among the Borrower, the Custodian and the Agent, on behalf of itself and the Banks, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement or under Applicable Law.

“Senior Loan” means a Class I Senior Loan~~,~~ or a Class II Senior Loan~~, or a Class III Senior Loan~~.

“Senior Securities Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Serial Unquoted Asset” means, as of any date, any asset that for three (3) or more consecutive Domestic Business Days ending on such date, was an Unquoted Asset.

“Single Rated Asset” means any Eligible Commercial Paper, Eligible GSE Security, Eligible OECD Member Nation Debt Security, Tier 1 Corporate Debt Security, Tier 2 Corporate Debt Security, or Tier 3 ~~Corporate Debt Security, or Tier 4~~ Corporate Debt Security which is not rated by both S&P and Moody’s.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan denominated in Dollars and bearing interest calculated by reference to Adjusted Term SOFR.

“SONIA” means for any day, a fluctuating rate of interest per annum equal to the greater of (a) 0.00% and (b) the rate determined by the Agent in accordance with its then current practice, which may be either by reference to (i) the rate appearing on the Bloomberg “SONIA” screen as the Sterling Overnight Interbank Average Rate, administered by the Bank of England (or any other person which takes over the administration of such rate) at approximately 11:00 a.m., London time or (ii) such other comparable publicly available service for displaying or otherwise determining the Sterling Overnight Interbank Average Rate as may be selected by the Agent.

“Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrower, as well as documents and other written materials relating to the Borrower or any of its Subsidiaries or Control Affiliates or any other materials or matters relating to the Loan Documents (including, without limitation, any amendment, restatement, supplement or other modification thereto).

“State Street” means State Street Bank and Trust Company in its capacity as a Bank hereunder.

“Sterling Overnight Rate Loan” means a Loan denominated in Pounds Sterling and bearing interest calculated by reference to the Overnight Interest Rate.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Managing Body thereof are at the time directly or indirectly owned by such Person.

“Swedish Kronas” refers to the lawful currency of the Kingdom of Sweden.

“Swiss Francs” refers to the lawful currency of Switzerland.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Term SOFR” means,

(a)          for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Boston time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)          for any calculation with respect to any Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Boston time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means June ~~14~~12, ~~2024~~2026, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

“Threshold Amount” means, as of any date, the lesser of (i) 5.0% of Total Assets, and (ii) $5,000,000 (or the equivalent amount thereof in any other currency).

“Tier 1 Corporate Debt Securities” means Eligible Corporate Debt Securities which are rated, subject to Section 1.04, BBB- or better by S&P or Baa3 or better by Moody’s.

“Tier 2 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated, subject to Section 1.04, BB- or better by S&P or Ba3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities.

“Tier 3 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated, subject to Section 1.04, B- or better by S&P or B3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities or Tier 2 Corporate Debt Securities.

~~“Tier 4 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are issued by an issuer domiciled in, and having its principal place of business in, the United States of America, (2) are rated, subject to Section 1.04, CCC+ or better by S&P or Caa1 or better by Moody’s, and (3) are not Tier 1 Corporate Debt Securities, Tier 2 Corporate Debt Securities or Tier 3 Corporate Debt Securities.~~

“Total Assets” means, at any date, all assets of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the Pricing Procedures, provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by the Borrower which are in default (except to the extent that the Borrower is required or permitted to attribute a value thereto pursuant to the Investment Company Act, the Prospectus and the Investment Policies and Restrictions) or determined to be worthless pursuant to any policy of the Borrower’s Managing Body, and (c) deferred organizational and offering expenses.

“Total Liabilities” means, at any date, the sum of all liabilities of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, plus, without duplication, the aggregate amount of the Borrower’s Debt and Financial Contract Liability, provided, however, that Total Liabilities shall not include any liquidation preference of any preferred security issued by the Borrower.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unquoted Asset” means, as of any date, any asset that is neither (a) valued by any pricing service or broker-dealer that, in either case, is not a Control Affiliate of the Borrower or the Borrower’s investment adviser, nor (b) traded on an exchange.

“U.S. Dollar Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a)          the higher of (i) the Floor and (ii) the sum of (~~i~~x) Daily Simple SOFR and (~~ii~~y) 0.10% (10.0 basis points); or

(b)          the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“U.S. Dollar Equivalent” means, at any time of the determination thereof: (a) with respect to any amount denominated in Dollars, such amount; and (b) with respect to any amount denominated in any Alternate Currency (the “Alternate Currency Amount”), the number of Dollars that may be purchased with the Alternate Currency Amount at such time based on the Exchange Rate, as determined by the Agent.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities

“Valuation Report” means a report by the Borrower, as of the close of business on a particular date, listing each security and other investment of the Borrower and the value thereof.

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.          Accounting Terms and Determination

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with Generally Accepted Accounting Principles as in effect from time to time in the United States of America (“Generally Accepted Accounting Principles”), applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

SECTION 1.03.            Alternate Currencies

Except as otherwise expressly provided in this Credit Agreement, each provision of this Credit Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify to be necessary or appropriate to reflect the adoption of any relevant market conventions or practices relating to any Alternate Currency.

SECTION 1.04.            Split Ratings

In each case in which any provision of this Credit Agreement refers to credit ratings by S&P and Moody’s and provides that such provision is subject to this Section 1.04, such provision shall be construed to mean that, in the event there is a split in the ratings (a) by one rating category (e.g., some thing or some Person is rated CCC+ by S&P and Caa2 by Moody’s), the higher rating will govern, or (b) by more than one rating category, the lower rating will govern.

SECTION 1.05.            Rates

The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any other applicable Funding Rate or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any other applicable Funding Rate, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes, in each case, not constituting gross negligence or wilful misconduct of the Agent. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any other applicable Funding Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any other applicable Funding Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE CREDIT

SECTION 2.01.            Commitments to Lend

Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to make loans to the Borrower, from time to time during the Revolving Credit Period up to a maximum aggregate principal amount outstanding at any one time equal to such Bank’s Commitment Amount, provided that the U.S. Dollar Equivalent of the aggregate principal amount of all Loans outstanding (i) shall not exceed at any time the lesser of (a) the Borrowing Base and (b) the Aggregate Commitment Amount; and (ii) shall not cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount, in each case in effect at such time. Each borrowing under this Section shall be in an aggregate principal amount equal to an Approved Borrowing Amount, and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05 hereof.

SECTION 2.02.            Notice of Borrowings

(a)        The Borrower shall give the Agent (X) a notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than 12:00 p.m. (Boston time) (or telephonic notice not later than 12:00 p.m. (Boston time) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 2:00 p.m. (Boston time)) (i) on the Domestic Business Day of each proposed borrowing of a Base Rate Loan or Overnight Rate Loan, (ii) on the second Rate Setting Business Day before each proposed borrowing of a SOFR Loan~~,~~ or a EURIBOR Loan, ~~or Alternate Currency Loan denominated in Canadian Dollars~~ and (iii) on the third Rate Setting Business Day before each proposed borrowing of an Alternate Currency Loan in Australian Dollars, in each case specifying (1) the date of such borrowing, which shall be a Domestic Business Day in the case of a Base Rate Loan or Overnight Loan or a Rate Setting Business Day in the case of a Fixed Rate Loan, (2) whether such borrowing shall be of a Base Rate Loan, an Overnight Rate Loan, a SOFR Loan, a EURIBOR Loan or an Alternate Currency Loan (other than an Overnight Rate Loan or a EURIBOR Loan) and, in the case of an Alternate Currency Loan, setting forth the Alternate Currency of such Loan, (3) the aggregate principal amount of such borrowing, and (4) in the case of a Fixed Rate Loan, the Interest Period therefor (which shall comply with Section 2.02(c) hereof), and (Y) a certificate signed by an Authorized Signatory stating that no material change has occurred since the date the last Borrowing Base Report was delivered, not later than 2:00 p.m. (Boston time) on the date of the proposed borrowing of the requested Loan. Each Notice of Borrowing shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 3.02(c), (d) and (e) have been satisfied on the date of such notice and will be satisfied on the date of such borrowing.

(b)        The Borrower may elect from time to time to (I) convert any outstanding Base Rate Loan to a SOFR Loan, (II) convert any outstanding SOFR Loan to a Base Rate Loan, or (III) to roll over any outstanding Fixed Rate Loan upon the expiration of an Interest Period with respect thereto into a Fixed Rate Loan of the same currency, by giving a notice to the Agent substantially in the form of Exhibit C attached hereto (a “Notice of Conversion”) (or telephonic notice confirmed in a writing substantially in the form of Exhibit C attached hereto), provided that (i) with respect to any conversion into or rollover of a Fixed Rate Loan, the Notice of Conversion shall be given within the time period for the giving of a Notice of Borrowing for such Fixed Rate Loan as set forth in Section 2.02(a), (ii) no Loan may be converted into or rolled over as a SOFR Loan (1) except in compliance with Section 2.02(c) hereof, or (2) if an Event of Default has occurred and is continuing (in which case such Loan shall automatically become a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default), (iii) a Fixed Rate Loan may be rolled over as a Fixed Rate Loan only on the last day of the Interest Period applicable thereto, (iv) a SOFR Loan may be converted into a Base Rate Loan only on the last day of the Interest Period applicable thereto, and (v) if the Borrower fails to give a timely Notice of Conversion for a Fixed Rate Loan, the Borrower shall be deemed to have elected to continue such Fixed Rate Loan as a Fixed Rate Loan of the same currency having a one month Interest Period from the last day of the Interest Period applicable thereto. Conversions to and from SOFR Loans, and all roll overs, shall be in such amounts and pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all SOFR Loans having the same Interest Period shall not be less than the Approved Borrowing Amount. All roll overs of Alternate Currency Loans in a single currency, shall be in such amounts and pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Alternate Currency Loans of the same currency having the same Interest Period shall not be less than the Approved Borrowing Amount.

(c)        The Borrower may not elect an Interest Period for a new Fixed Rate Loan, or continue or convert a Loan as a Fixed Rate Loan, if immediately after giving effect thereto there would be more than six different Interest Periods.

SECTION 2.03.            Notice to Banks; Funding of Loans

(a)       Upon receipt of a Notice of Borrowing or an oral request for a borrowing in accordance with Section 2.02(a), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (based on Commitment Percentages) of such borrowing. Upon such notice by the Agent to each Bank, such Notice of Borrowing or oral request shall no longer be revocable by the Borrower and shall obligate the Borrower to accept the Loans requested from the Banks on the date of such borrowing.

(b)        Not later than 2:00 p.m. (Boston time) on the Borrowing Date of each borrowing, each Bank shall make available its share of such borrowing, in Federal or other funds immediately available in Boston, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in ARTICLE III has not been satisfied or waived, the Agent will make its share of such borrowing and the funds so received from the other Banks available to the Borrower at the Agent’s aforesaid address, on the date of the borrowing. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing shall not relieve any other Bank from its several obligations hereunder.

(c)       If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay the principal amount of an outstanding Loan of the same currency to such Bank, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) or remitted by the Borrower to the Agent for the account of such Bank as provided in Section 2.09 hereof, as the case may be. For purposes of this Section 2.03(c) all such overdue amounts shall be deemed to be the U.S. Dollar Equivalent thereof determined on the first day that such overdue amounts became due and payable (after giving effect to any applicable grace period).

(d)        Unless the Agent shall have received notice from a Bank prior to any date of a borrowing that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with clause (b) of this Section and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within three days after demand by the Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 hereof. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. The provisions of this Section 2.03(d) shall not relieve any such Bank from any liability to the Borrower.

SECTION 2.04.            Loan Accounts; Notes; Records

(a)        The Loans made by each Bank to the Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the date of each Loan or at the time of receipt of any payment of principal of each Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by a Bank with respect to the Loans made by it shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due.

(b)       The Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the obligations of the Borrower resulting from the Loans made, or to be made, by such Bank, then, upon request of such Bank, the Borrower shall promptly execute and deliver to such Bank, a promissory note (each, as amended, supplemented or otherwise modified, a “Note” and, collectively, the “Notes”) substantially in the form of Exhibit A attached hereto, payable to such Bank in an amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans, plus interest thereon as provided below, provided, that as a condition to issuing any Note in replacement of a previously issued Note that has been lost, the Borrower may require an indemnity with respect to lost instruments from such Bank, in form and substance reasonably satisfactory to the Borrower.

(c)        The Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement and the other Loan Documents shall be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrower in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrower hereunder and under the other Loan Documents.

SECTION 2.05.            Mandatory Payments; Optional Prepayments

(a)        Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding on such date, together with all accrued and unpaid interest thereon and other amounts outstanding hereunder.

(b)        If at any time the Borrower shall be in default of its obligations under Sections 5.19 or 5.20 (including as a result of market fluctuations of the U.S. Dollar Equivalent of any Alternate Currency Loan), the Borrower shall immediately prepay the principal amount of one or more Loans (together with accrued interest thereon and, in the case of Fixed Rate Loans, the amount, if any, payable pursuant to Section 8.05) and/or take such other actions, in each case to the extent necessary so that immediately after giving effect to such prepayment and such other actions no such default would exist.

(c)        If the U.S. Dollar Equivalent of the aggregate principal amount of Loans outstanding exceeds (including as a result of market fluctuations of the U.S. Dollar Equivalent of any Alternate Currency Loan) (X) on any date, the Excess Percentage of the lesser of the Borrowing Base or the Aggregate Commitment Amount, or (Y) on the last Domestic Business Day of any calendar month, the lesser of the Borrowing Base or the Aggregate Commitment Amount, the Borrower shall immediately (1) prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of Fixed Rate Loans, the amount, if any, payable pursuant to Section 8.05), (2) take such other action, or (3) both, in the amount necessary to eliminate such excess.

(d)        If as of any date the U.S. Dollar Equivalent of the aggregate principal amount of Loans outstanding exceeds (excluding to the extent as a result of market fluctuations of the U.S. Dollar Equivalent of any Alternate Currency Loan) the lesser of the Borrowing Base or the Aggregate Commitment Amount, the Borrower shall immediately (1) prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of Fixed Rate Loans, the amount, if any, payable pursuant to Section 8.05), (2) take such other action, or (3) both, in the amount necessary to eliminate such excess.

(e)        The Borrower may, with notice (in any case, which notice shall not thereafter be revocable by the Borrower) to the Agent no later than (i) in the case of a prepayment of Base Rate Loans, 11:30 am (Boston time) on the Domestic Business Day of prepayment, or (ii) in the case of a prepayment of Fixed Rate Loans, at least three Rate Setting Business Days’ notice prior to the date of prepayment, prepay any Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $1,000,000 (or the equivalent thereof, in the case of a prepayment of an Alternate Currency Loan) or in larger integral multiples of $100,000 (or the equivalent thereof, in the case of a prepayment of an Alternate Currency Loan), by paying the principal amount to be prepaid (together with accrued interest thereon to the date of prepayment and, in the case of Fixed Rate Loans, the amount, if any, payable pursuant to Section 8.05). Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such borrowing.

(f)         If the Borrower prepays all or any portion of the principal amount of any Fixed Rate Loan on any day other than the last day of the Interest Period relating thereto, such prepayment shall include the amounts, if any, payable pursuant to Section 8.05.

(g)       The Borrower shall give the Agent a notice substantially in the form of Exhibit F attached hereto (a “Notice of Repayment”) on the date of, but prior to, each repayment or prepayment of all or any portion of any Loan, in each case specifying (1) the date of such repayment or prepayment, (2) whether such repayment or prepayment is of a Base Rate Loan, an Alternate Currency Loan (and, if so, setting forth the applicable currency and Interest Period), or a SOFR Loan (and, if a SOFR Loan, the applicable Interest Period), (3) the aggregate principal amount of such prepayment, and (4) the other information required by such Exhibit. Upon receipt of each Notice of Repayment, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

(h)       Subject to the satisfaction of the conditions set forth in Section 3.02, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

SECTION 2.06.            Interest Rates

(a)       Subject to Section 2.06(c), each Base Rate Loan and each Overnight Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Base Rate for each Base Rate Loan or the applicable Overnight Interest Rate for each Overnight Rate Loan, in each case as in effect from time to time. Accrued and unpaid interest on each Base Rate Loan and each Overnight Rate Loan shall be payable in arrears on (i) with respect to interest accrued during a calendar month, the fifteenth day of the immediately succeeding calendar month, and (ii) with respect to all accrued and unpaid interest, on the Termination Date.

(b)       Subject to Section 2.06(c) and ARTICLE VIII, each Fixed Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Fixed Rate Loan is made or continued through but excluding the last day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Loan Rate plus the Adjusted Offered Rate applicable to such Fixed Rate Loan. Interest on each Fixed Rate Loan shall be payable on the last day of the Interest Period in effect with respect thereto and on the Termination Date.

(c)        All overdue amounts payable under the Loan Documents (including, without limitation, any overdue principal of the Loans (whether at stated maturity, by acceleration or otherwise), any overdue interest on the Loans and any overdue fees) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but not including the date of actual payment, at a rate per annum equal to the sum of 2.00% above the Base Rate until such amount shall be paid in full (after as well as before judgment). Notwithstanding anything to the contrary in this Section 2.06, upon either (A) notice by the Agent to the Borrower during the continuance of an Event of Default, or (B) the occurrence of an Event of Default under Section 6.01(g) or (h), the outstanding principal balance of the Loans shall bear interest at a rate per annum equal to the greater of (i) 2.00% above the rate of interest otherwise applicable to such Loans pursuant to this Section 2.06 or (ii) 2.00% above the Base Rate. For purposes of this Section 2.06(c) all such overdue amounts shall be deemed to be the U.S. Dollar Equivalent thereof determined on the first day that such overdue amounts became due and payable (after giving effect to any applicable grace period).

(d)        The Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

SECTION 2.07.            Fees

(a)        Commitment fees accrued through the end of each calendar quarter shall be due and payable on the 15th day of the immediately succeeding calendar month, and all accrued and unpaid commitment fees shall be due and payable on the Termination Date.

(b)       On the Effective Date and thereafter on a per annum basis, the Borrower shall pay to the Agent, for its own account, an administrative agent fee as may have been agreed upon separately between the Borrower and the Agent.

SECTION 2.08.            Termination and Reduction of Commitments

(a)        Each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date.

(b)        Subject to Section 2.05(d) hereof, during the Revolving Credit Period, the Borrower may, upon at least four (4) Domestic Business Days’ prior written notice to the Agent, (i) terminate the Commitments at any time, or (ii) reduce from time to time the Aggregate Commitment Amount by an aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof (provided that immediately after giving effect to any such termination and each such reduction, the U.S. Dollar Equivalent of the aggregate outstanding principal balance of the Loans would not exceed the Aggregate Commitment Amount), whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentage of the amount specified in such notice or, as the case may be, each Bank’s Commitment shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

SECTION 2.09.            General Provisions as to Payments

(a)         The Borrower shall make each payment of principal and interest on the Loans and of fees hereunder and all other amounts due hereunder not later than (i) in the event that there is only one Bank (which is also the Agent), 3:00 p.m. (Boston time), and (ii) in all other events, 12:00 Noon (Boston time)), on the date when due, in Federal or other funds immediately available, to, except as otherwise expressly provided herein, the Agent at its address referred to in Section 9.01. The Agent shall promptly distribute to each Bank its appropriate share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day and interest shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made in Dollars, except that all payments of principal of, and interest on, each Alternate Currency Loan shall be made in the applicable Alternate Currency.

(b)        Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

(c)        All payments by the Borrower hereunder and under any of the other Loan Documents shall be made in Dollars, except that all payments of principal of, and interest on, each Alternate Currency Loan shall be made in the applicable Alternate Currency, in each case without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is required by law (as determined in the good faith discretion of the Borrower or its agent) to make such deduction or withholding. Subject to Section 2.09(d), if any Non-Excluded Taxes are required to be withheld with respect to any amount payable by the Borrower hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such Non-Excluded Taxes been required to be withheld. For purposes of this Agreement, “Non-Excluded Taxes” are any taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein other than (i) net income taxes (however denominated), franchise taxes (imposed in lieu of net income taxes), branch profits taxes and any other similar taxes imposed upon the Agent or any Bank (or its Applicable Lending Office) by the jurisdiction under the laws of which the Agent or Bank (or its Applicable Lending Office) is organized or in which its principal office is located or through which it holds the Loans or any political subdivision, taxing authority or other authority thereof or therein, (ii) any taxes imposed as a result of a present or former connection between the Agent or Bank (or its Applicable Lending Office) and the jurisdiction imposing such tax other than a connection arising solely as a result of the Agent or Bank (or its Applicable Lending Office) having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement, (iii) any U.S. Federal withholding taxes imposed under FATCA. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. If the Borrower reasonably believes that such Non-Excluded Taxes were not correctly or reasonably asserted, the applicable Bank will use reasonable efforts to cooperate (at the sole cost and expense of the Borrower) with the Borrower to obtain a refund of such taxes (which shall be repaid to the Borrower so long as such efforts would not, in the good faith determination of the Bank, result in any material additional costs, expenses or risks or be otherwise disadvantageous to it). Any Bank claiming any amounts payable by Borrower pursuant to this Section 2.09(c) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such amounts payable by the Borrower that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

(d)        Notwithstanding anything to the contrary contained in clause (c) of this Section 2.09, the Borrower will not be required to make any additional payment to or for the account of any Bank with respect to any Non-Excluded Taxes under clause (c) (i) by reason of a breach by such Bank of any certification or representation set forth in any form furnished to the Borrower under Section 2.11, (ii) by reason of such Bank’s failure or inability to furnish under Section 2.11 an original or an extension or renewal of any form required under Section 2.11, or (iii) if such Non-Excluded Taxes are withholding taxes imposed on amounts payable to such Bank at the time such Bank becomes a party to this Agreement (or designates a new lending office or changes its place of organization or principal office), except to the extent that such Bank’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts, from the Borrower with respect to such Non-Excluded Taxes pursuant to clause (c) of this Section 2.09.

(e)        If the Agent or a Bank determines, in its reasonable discretion, that it has received a refund of any taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to clause (c) of this Section 2.10, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under clause (c) of this Section 2.10), net of all out-of-pocket expenses of the Agent or such Bank and without interest (other than any interest paid by the relevant governmental authority with respect to such refund); provided, that the Borrower, upon the request of the Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Agent or such Bank in the event the Agent or such Bank is required to repay such refund to such governmental authority. Each Bank agrees, that upon the occurrence of any event giving rise to a tax as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to clause (c) of this Section 2.10, it will use reasonable efforts to mitigate the effect of any such event, including by designating another lending office for any Loan affected by such event and by completing and delivering or filing any tax-related forms which would reduce or eliminate such tax or additional amounts.

(f)         The Borrower hereby authorizes and irrevocably directs the Agent, at the Agent’s option at any time upon and following the due date for payment by the Borrower of any amounts under the Loan Documents, and without any further notice to or consent of the Borrower, to debit any account(s) of the Borrower with the Agent (in any capacity) and apply amounts so debited toward the payment of any such amounts due and owing under the Loan Documents. Notwithstanding such authorization and direction, the Borrower hereby further acknowledges and agrees that (a) the Agent shall have no obligation to so debit any such account(s) and shall have no liability whatsoever to the Borrower for any failure to do so, and (b) the Borrower shall fully retain the obligation under the Loan Documents to make all payments owing by the Borrower thereunder when due.

SECTION 2.10.            Computation of Interest and Fees

All interest and fees hereunder shall be computed (a) with respect to all Obligations other than Sterling Overnight Rate Loans, on the basis of a year of 360 days and paid for the actual number of days elapsed, and (b) with respect to all Sterling Overnight Rate Loans, on the basis of a year of 365 days and paid for the actual number of days elapsed.

SECTION 2.11.            Withholding Tax Exemption

(a)        Each Bank that is not a Foreign Bank shall deliver to the Borrower (with a copy to the Agent) an original signed, properly completed IRS Form W-9 (or any successor form) certifying that the Bank is not subject to U.S. backup withholding tax, on or prior to the date on which the Bank becomes a Bank under this Agreement, promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by the Bank, and from time to time thereafter upon the request of the Borrower or Agent.

(b)       Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Bank, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, including without limitation, as will enable the Borrower or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States each Foreign Bank shall deliver to the Borrower and the Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and promptly upon the obsolescence, expiration or invalidity of any form or certificate previously delivered by such Foreign Bank or from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(i)        original signed and duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party that reduces or eliminates withholding tax;

(ii)      original signed and duly completed copies of Internal Revenue Service Form W-8ECI;

(iii)    in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a written certificate that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” receiving interest from a related person within the meaning of section 881(c)(3)(C) of the Internal Revenue Code and (y) original signed and duly completed copies of Internal Revenue Service Form W-8BEN; or

(iv)      any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

(c)        If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (c) of Section 2.11 hereof, “FATCA” shall include any amendments made to FATCA after the Effective Date.

ARTICLE III

CONDITIONS

SECTION 3.01.            Effectiveness

This Agreement shall become effective on the date that each of the following conditions shall have been satisfied, and the obligation of each Bank to make a Loan on the occasion of the first borrowing hereunder is subject to the satisfaction of the following conditions (or there waiver in accordance with Section 9.05 hereof):

(a)        receipt by the Agent of counterparts hereof signed by each of the parties hereto;

(b)      receipt by the Agent for the account of each Bank, if requested by such Bank, of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04;

(c)       receipt by the Agent of (1) the Security Agreement signed by the Borrower, and (2) (i) a perfection certificate from the Borrower substantially in the form of Exhibit H attached hereto, (ii) copies of the results of current lien searches (or the equivalent in the applicable jurisdictions), such results to be in form and substance reasonably satisfactory to the Agent; (iii) authorizations to file UCC financing statements (or the equivalent in the applicable jurisdictions), with such financing statements to be in form and substance reasonably satisfactory to the Agent, and (iv) such other documents, instruments and/or agreements the Agent may reasonably require to perfect its security interest in the Collateral (as defined in the Security Agreement) in the relevant jurisdictions;

(d)       receipt by the Agent and Banks of the legal opinion of Sullivan & Cromwell LLP, counsel for the Borrower, in the form attached hereto as Exhibit I;

(e)       receipt by the Agent of a certificate, in all respects satisfactory to the Agent and manually signed by an Authorized Signatory, to the effect set forth in clause (e) and, if the Borrower is submitting a Notice of Borrowing on the Effective Date, clauses (c) and (d), of Section 3.02, such certificate to be dated the Effective Date and to be in form and substance reasonably satisfactory to the Agent;

(f)       receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized to execute and take actions under the Loan Documents for and on behalf of the Borrower, and certifying and attaching copies of (i) all Charter Documents (other than those delivered pursuant to Section 3.01(h)), with all amendments, restatements, supplements or other modifications thereto, (ii) the resolutions of the Borrower’s Managing Body authorizing the transactions contemplated hereby, (iii) the Prospectus and such material as accurately and completely sets forth all Investment Policies and Restrictions not reflected in the Prospectus, (iv) the investment management agreement between the Borrower and the Investment Adviser as then in effect, along with any other investment management or submanagement agreements to which the Borrower is a party as then in effect, (v) the Custody Agreement and (vi) the Borrower’s interim financial reports from the inception thereof;

(g)        receipt by the Agent of a legal existence and good standing certificate for the Borrower from the Secretary of State of Maryland, dated as of a recent date;

(h)      receipt by the Agent of a copy of the certificate of incorporation of the Borrower, with all amendments, restatements, supplements or other modifications thereto, certified by the Secretary of State of the State of Maryland;

(i)         receipt by the Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, the existence of the Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, if any, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent; and

(j)         receipt by the Agent of payment of all (i) reasonable out-of-pocket expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder, and (ii) fees then payable hereunder or under a separate fee letter, if any;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than ________ __, 2013. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02.            All Borrowings

The obligation of each Bank to make a Loan on the occasion of any borrowing, including the first borrowing, is subject to the satisfaction of the following conditions:

(a)        receipt by the Agent of a Notice of Borrowing as required by Section 2.02(a)(X), along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board, and receipt by such Bank of all such documents and instruments from the Agent;

(b)         receipt by the Agent of a Borrowing Base Report as required by Section 2.02(a)(Y);

(c)         the fact that, immediately after such borrowing, the aggregate outstanding principal amount of the Loans (i) will not exceed the lesser of (A) the Borrowing Base and (B) the Aggregate Commitment Amount as in effect on such date; and (ii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount;

(d)       the fact that, immediately before and after such borrowing, no Default shall have occurred and be continuing;

(e)       the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(f)        in the case of a Loan to be denominated in an Alternate Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Agent or the Required Banks would make it impracticable for such Loan to be denominated in the relevant Alternate Currency; and

(g)        with respect to that particular Bank only, no change shall have occurred in any law or regulation thereunder or interpretation thereof (other than a Failure) that in the opinion of that Bank would make it illegal for that Bank to make such Loan.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

SECTION 4.01.            Existence and Power; Investment Company

(a)        The Borrower is a corporation formed under the laws of the State of Maryland. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Maryland and has all corporate powers and all authorizations and approvals required to carry on its business as now conducted. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business and properties, including without limitation, the performance of the Borrower’s Obligations, requires such qualification, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect. Neither the Borrower nor the Investment Adviser is an Affected Financial Institution.

(b)       The Borrower is a closed-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock (i) have been duly issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act or sold in transactions exempt from registration under the Securities Act, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made.

SECTION 4.02.            Authorization; Execution and Delivery, Etc.

The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement, each of the other Loan Documents to which it is a party, and the other instruments, certificates and agreements contemplated hereby and thereby, are within its corporate powers, and have been duly authorized by all requisite action by the Borrower. This Agreement and each of the other Loan Documents to which the Borrower is a party, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.03.            Noncontravention

Neither the execution and delivery by the Borrower of this Agreement, any other Loan Document to which it is a party, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower will (a) conflict with, or result in a breach or violation of, or constitute a default under any of the Charter Documents, (b) conflict with or contravene (i) any Applicable Law, (ii) any contractual restriction binding on or affecting the Borrower or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its assets, (c) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement for the giving of notice or the passage of time (or both) that would constitute such a conflict with, breach or violation of, default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which the Borrower is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (d) result in any Adverse Claim upon any asset of the Borrower.

SECTION 4.04.             Governmental Authorizations; Private Authorization

Other than the filing of the financing statement in the form attached to the Security Agreement in the office indicated on such financing statement, the Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents to which it is a party and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05.            Regulations T, U and X

The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which it is a party and the transactions contemplated hereunder and thereunder will not (assuming all Federal Reserve Forms referred to in Article III shall have been executed and delivered by the Borrower and the appropriate Bank for retention in the files of such Bank) violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 4.06.            Non-Affiliation with Banks

So far as appears from the records of, and to the knowledge of, the Borrower, neither any Bank nor any Affiliate of any Bank is an Affiliate of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliate of any Bank or any Affiliate thereof.

SECTION 4.07.            Subsidiaries

The Borrower has no Subsidiaries.

SECTION 4.08.            Financial Information

(a)       The financial statement filed by the Borrower with the SEC and included in the Prospectus, together with the notes thereto, presents fairly, in all material respects, and in conformity with Generally Accepted Accounting Principles the financial position of the Borrower as of the date specified therein.

(b)      Since the date of the filing of the financial statement referred to in Section 4.08(a), there has been no event or circumstance that has resulted in a Material Adverse Effect.

(c)      The financial statement of the Borrower filed with the SEC in accordance with this Section 4.08 fairly presents all material contingent liabilities in accordance with Generally Accepted Accounting Principles.

SECTION 4.09.            Litigation

There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower before any court or arbitrator or any Authority which (a) would reasonably be expected to have a Material Adverse Effect, (b) could reasonably be construed as calling into question the validity or enforceability of, or as otherwise seeking to invalidate, any Loan Document, or (c) might, individually or in the aggregate, materially adversely affect any Loan Document.

SECTION 4.10.         ERISA

(a)         The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b)         No Loan will constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available, provided that no Lender is a “benefit plan investor” within the meaning of Section 3(42) of the ERISA.

SECTION 4.11.         Taxes

The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. The Borrower has timely filed all material United States Federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied and for which non-payment would not reasonably be expected to have a Material Adverse Effect, and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

SECTION 4.12.         Compliance

(a)         The Borrower is in compliance with the Investment Company Act and the Securities Act except where (i) noncompliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. The Borrower is in compliance with all other Applicable Laws, all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance with all agreements and instruments to which it is a party or is subject or to which any of its properties is bound, in each case where the non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance in all material respects with all of its Investment Policies and Restrictions.

(b)          No Default shall have occurred and be continuing.

(c)         The Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits its ability to incur indebtedness. The Borrower has not entered into any agreement with any Authority limiting its ability to incur indebtedness.

SECTION 4.13.         Fiscal Year

The Borrower has a fiscal year which is twelve calendar months and, as of the Effective Date, ends on ~~October~~December 31 of each year.

SECTION 4.14.         Full Disclosure

All information heretofore furnished by the Borrower to the Agent and the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby was and is true and accurate in all material respects on the date as of which such information was stated or certified, and such information does not contain, when taken as a whole, any material misrepresentation or any omission to state therein, in light of the circumstances in which they were made, matters necessary to make the statements made therein not misleading in any material respect. The Borrower has disclosed to the Banks in writing all facts which, to the best of the Borrower’s knowledge after due inquiry (to the extent the Borrower can now reasonably foresee), may give rise to the reasonable possibility of a Material Adverse Effect.

SECTION 4.15.         Offering Documents

The information set forth in the Prospectus and each report to stockholders of the Borrower, was, on the date thereof, true, accurate and complete in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading in any material respect.

SECTION 4.16.         OFAC, USA PATRIOT Act, Anti-Corruption and Other Regulations

(a)         Neither the Borrower nor any Subsidiary thereof, nor any director, officer, employee, agent or affiliate of the Borrower or any Subsidiary thereof is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (y) located, organized or resident of a country, region, or territory that is, or whose government is, the subject of Sanctions (currently Cuba, Iran, North Korea, Sudan and Syria)

(b)         The Borrower and each Subsidiary thereof have implemented and maintain in effect policies and procedures designed to ensure compliance by such Borrower and each Subsidiary thereof and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(c)        The Borrower and each Subsidiary thereof and their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 4.17.        Title to Assets

The Borrower has good and marketable title to all its assets and other property, except where failure to have such title would not reasonably be expected to have a Material Adverse Effect.

ARTICLE V

COVENANTS

The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under the Loan Documents remains unpaid:

SECTION 5.01.         Information

The Borrower will deliver to the Agent (along with copies for each of the Banks if such information is not delivered in electronic format); provided that the Borrower need not deliver any such materials if the information is included in publicly available filings made with the SEC:

(a)         as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by Ernst and Young LLP or other independent public accountants of nationally recognized standing;

(b)         as soon as available and in any event within 90 days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower for such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and certified (subject to the absence of footnotes and normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by an Authorized Signatory;

(c)         if, as of the close of business on the last Domestic Business Day of each calendar week (each a “Calculation Date”) there shall be any Loans outstanding, then as soon as available and in any event not later than the third Domestic Business Day thereafter, a Borrowing Base Report and a Valuation Report, in each case as at the close of business on such Calculation Date;

(d)         simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above and, without duplication, each Borrowing Base Report and each Valuation Report delivered pursuant to clause (c) above, and within three Domestic Business Days after the last day of every calendar month, a certificate substantially in the form of Exhibit J attached hereto of an Authorized Signatory reasonably acceptable to the Agent stating whether any Event of Default exists on the date of such certificate and, if any Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(e)         promptly and in any event within (i) one (1) Domestic Business Day after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate signed by an Authorized Signatory setting forth the details thereof, and (ii) three (3) Domestic Business Day after such Authorized Signatory obtains knowledge of such Default, a certificate signed by an Authorized Signatory either (x) advising that such Default no longer exists, or (y) setting forth the action which the Borrower is taking or proposes to take with respect thereto;

(f)          promptly after the filing thereof with the SEC or the mailing thereof to stockholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement, the Prospectus, proxy statements, financial statements and other materials of a financial or otherwise material nature;

(g)         promptly upon any Authorized Signatory becoming aware of any action, suit or proceeding of the type described in Section 4.09, notice and a description thereof and copies of any filed complaint relating thereto;

(h)         from time to time such additional documents and information as the Agent, at the request of any Bank, may (x) request in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies and (y) reasonably request regarding the financial position or business of the Borrower, including without limitation, listing reports and Valuation Reports; and

(i)          at least five (5) Domestic Business Days prior to the consummation of any repurchase or redemption of shares (including, without limitation, the Preferred Shares) of the Borrower, written notice of such repurchase or redemption, which written notice shall contain calculations showing compliance with Sections 5.19 and 5.20 on a pro forma basis.

SECTION 5.02.        Payment of Obligations

The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all other amounts provided for in this Agreement and the other Loan Documents. The Borrower will pay and discharge, at or before maturity, all of the Borrower’s lawful obligations and liabilities that, if unpaid, would reasonably be expected to have a Material Adverse Effect, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03.         Maintenance of Insurance

The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act; and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04.         Conduct of Business and Maintenance of Existence

(a)         The Borrower will continue to engage in business of the same general type as now conducted by it as described in its Prospectus and as provided pursuant to the Investment Policies and Restrictions as in effect on the Effective Date.

(b)         The Borrower will preserve, renew and keep in full force and effect its existence as a Maryland corporation and its rights, privileges and franchises necessary in the normal conduct of its business. The Borrower will maintain in full force and effect its registration as a closed-end management company under the Investment Company Act.

(c)         The Borrower will not amend, restate, supplement or otherwise modify any of the Charter Documents or the Pricing Procedures if such amendment, termination, supplement or modification would reasonably be expected to have a Material Adverse Effect. The Borrower will provide copies to the Agent of all amendments, restatements, supplements, and other modifications of the Pricing Procedures or any of the Charter Documents, in each case no later than fourteen (14) days thereafter. The Borrower will comply in all material respects with the Pricing Procedures and the Charter Documents.

(d)        The Borrower will at all times place and maintain the Collateral (as defined in the Security Agreement) in the custody of the Custodian.

SECTION 5.05.         Compliance with Laws

The Borrower will comply in all respects with the Investment Company Act, all other Applicable Laws and the requirements of any Authority with respect thereto except where (i) non-compliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings, or (iii) exemptive relief, no-action or interpretive relief has been obtained therefrom and remains in effect. The Borrower will file all material federal and other material tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes due pursuant to such returns and other material governmental assessments and charges as and when they become due (except those that are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records).

SECTION 5.06.         Inspection of Property, Books and Records

The Borrower will, or will cause the Custodian (on the Borrower’s behalf) to, keep proper books of account and records in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will (a) if an Event of Default shall then exist, during normal business hours, or (b) in all other events, upon three (3) Domestic Business Days advance notice and during normal business hours, permit representatives of any Bank, at such Bank’s expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, with reasonable frequency (not to exceed 2 times a year, except in during the continuance of an Event of Default).

SECTION 5.07.         Indebtedness

The Borrower will not create, assume or suffer to exist any Indebtedness other than:

(a)         (i) Debt arising under this Agreement, the Notes and the other Loan Documents, and (ii) Debt in respect of the MSC Obligations;

(b)         Debt in favor of the Custodian incurred for purposes of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from the Custodian in the ordinary course of business;

(c)         Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default and so long as execution is not levied thereunder and in respect of which the Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond;

(d)         Debt (other than Debt for borrowed money) arising in connection with portfolio investments and investment techniques arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Borrower’s Investment Policies and Restrictions, including, without limitation, any Debt arising under reverse repurchase agreements and derivative transactions; and

(e)        Preferred Shares having an Involuntary Liquidation Preference not to exceed $150,000,000 at any time.

provided that in no event shall the Borrower (i) enter into or utilize Financial Contracts other than in the ordinary course of business for hedging or investment purposes in accordance with its Investment Policies and Restrictions, or (ii) borrow money or create leverage under any arrangement other than (A) from the Banks hereunder, or (B) from the Custodian to the extent provided in clause (d) hereof.

SECTION 5.08.         Liens

The Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) or segregate any of its assets (including the income and profits thereon) to cover any of its obligations, in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Agent, on behalf of itself and the Banks, created by or pursuant to any of the Loan Documents; (b) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for judgments or decrees, taxes, assessments or other governmental charges or levies the payment of which is not at the time required or is being contested in good faith, (c) Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder, and (d) Liens created in connection with the Borrower’s portfolio investments, securities lending and investment techniques (and not for the primary purpose of borrowing money), including repurchase agreements and derivative transactions, in each case under this clause (d) to the extent permitted by the provisions of the Prospectus and the Investment Policies and Restrictions, provided that (i) the aggregate value of all of the Borrower’s assets subject to any Lien permitted by this clause (d) does not at any time exceed 10% of the Total Assets.

SECTION 5.09.         Consolidations, Mergers and Sales of Assets

The Borrower will not consolidate or merge with or into any other Person, divide or reorganize its assets into a non-series corporation or entity, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except that the Borrower may sell its assets in the ordinary course of business as described in its Prospectus. The Borrower will not invest all of its investable assets in any other management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure; provided, however, for the avoidance of doubt, that nothing in this Section 5.09 shall limit the Borrower’s ability to invest its assets as contemplated by the Investment Policies and Restrictions. For the avoidance of doubt, nothing in this Section 5.09 shall limit the Borrower’s ability to enter into the Agreement and Plan of Reorganization, dated as of July 27, 2015, between the Borrower and Ares Multi-Strategy Credit Fund, Inc., a Maryland corporation, and to receive all of the assets and liabilities of Ares Multi-Strategy Credit Fund, Inc. pursuant to the terms thereof.

SECTION 5.10.         Use of Proceeds

The Borrower shall use the proceeds of each Loan for its general business purposes, including, without limitation the purchase of investment securities ~~and temporary or emergency purposes~~, provided that in no event shall (a) the proceeds of any Loan be used for purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Borrower or Regulation U or (b) the Borrower use the proceeds of any Loan for anything other than its general corporate or working capital purposes.

SECTION 5.11.         Compliance with Investment Policies and Restrictions

The Borrower will at all times comply with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions.

SECTION 5.12.         Non-Affiliation with Banks

The Borrower will not at any time become an Affiliate of any Bank or any Affiliate thereof, and the Borrower will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliate of any Bank or any Affiliate thereof.

SECTION 5.13.         Regulated Investment Company

The Borrower will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will use reasonable best efforts (subject to Section 5.21) to make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

SECTION 5.14.         No Subsidiary

The Borrower will not have at any time any Subsidiary.

SECTION 5.15.         ERISA

The Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 5.16.         Fiscal Year

The Borrower will not change its fiscal year from that set forth in Section 4.13 hereof without prior written notice to the Banks.

SECTION 5.17.         Regulation U

The Borrower will not permit more than 25% of the value (as determined by any reasonable method) of the Borrower’s assets to be represented by Margin Stock at any time.

SECTION 5.18.         Custodian

The Borrower will not change the Custodian without the prior written consent of the Required Banks.

SECTION 5.19.          Asset Coverage

(a)        The Borrower will not at any time permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33-1/3% of Adjusted Net Assets.

(b)        The Borrower will not at any time permit the sum of (a) the aggregate Senior Securities Representing Indebtedness of the Borrower plus (b) the amount of the Involuntary Liquidation Preference to exceed 50.0% of Adjusted Net Assets.

SECTION 5.20.         Maximum Amount

The Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount.

SECTION 5.21.         Restricted Payments

The Borrower will not declare or make, or allow to be declared or made, any Restricted Payment, except:

(a)         the Borrower may declare or make any Restricted Payment payable solely in shares of the common stock of the Borrower,

(b)         the Borrower may declare or make any Restricted Payment if, immediately before and after giving effect thereto, no Event of Default shall exist or would occur,

(c)          the Borrower may declare or make any Restricted Payment if, immediately before and after giving effect thereto no principal of any Loan shall or would be outstanding,

(d)         the Borrower may make any Restricted Payment that had been previously declared, if the requirements of clause (b) or clause (c) would have been satisfied if such Restricted Payment had been made on the date of declaration thereof, and

(e)          the Borrower may declare and make a one-time Restricted Payment to the extent required in order to qualify as a Regulated Investment Company or otherwise minimize or eliminate federal or state income taxes payable by the Borrower, provided that immediately before and after giving effect thereto no Block Default shall exist or would occur.

SECTION 5.22.         Further Assurances

The Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Agent may from time to time reasonably request with respect to the transactions contemplated hereunder or under any of the other Loan Documents.

SECTION 5.23.         Compliance with Anti-Terrorism Laws, Money Laundering Laws, Etc.

(a)        The Borrower shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner thereof or other Person (i) in furtherance of an offer, payment, or promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country, region, or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise).

(b)       The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, each Subsidiary thereof and the respective directors, officers, employees and agents of the Borrower and such Subsidiary with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.24.         Preferred Shares Documents

The Borrower shall not enter into any new Preferred Shares Document, nor amend, amend and restate, supplement, or otherwise modify any existing Preferred Shares Document in any material respect without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed.

ARTICLE VI

DEFAULTS

SECTION 6.01.         Events of Default

If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)        the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any interest on any Loan or any fees or any other amount payable hereunder or under any of the other Loan Documents within five (5) days of the due date therefor, or (ii) any principal of any Loan; or

(b)         the Borrower shall fail to observe or perform any covenant contained in Sections 2.05(b), 2.05(c), 5.01(a), (b), (c) or (d), 5.04(b), 5.05, 5.07, 5.08, 5.09, 5.10, 5.13, 5.14, 5.17, 5.18, 5.19, 5.20, 5.21, 5.23, or 5.24; or

(c)        the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any Loan Document (other than those covered by clause (a) or (b) of this Section and such failure shall continue unremedied for a period of thirty (30) Domestic Business Days; or

(d)        any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e)         the Borrower shall fail to make any payment in respect of any Debt in an aggregate principal amount in excess of the Threshold Amount when due and any applicable grace period shall have expired; or

(f)         any default or other similar event shall occur with respect to Debt of the Borrower in excess of the Threshold Amount which (i) results in the acceleration of the maturity of such Debt, (ii) enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof, or (iii) in the case of Debt arising under a Financial Contract, enables the other party thereto to terminate such Financial Contract; or

(g)       the Borrower shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(h)        an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

(i)         a judgment or order for the payment of money in excess of the Threshold Amount shall be rendered against the Borrower and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(j)         any investment advisory agreement or management agreement which is in effect on the Effective Date for the Borrower shall terminate, unless immediately replaced by a successor advisory agreement or management with its Investment Adviser or a Control Affiliate thereof, or the Investment Adviser shall cease to be the investment adviser to the Borrower unless the successor thereto is a Control Affiliate thereof; or

(k)        the investment adviser of the Borrower shall (i) consolidate with or merge into any other Person, unless it is the survivor or such other Person is a Control Affiliate thereof, or (ii) sell or otherwise dispose of all or substantially all of its assets; or

(l)         the Agent for any reason shall cease to have a valid and perfected first priority security interest in the Collateral (as defined in the Security Agreement), free and clear of all Adverse Claims; or

(m)       the Borrower’s shares of common stock shall be suspended from trading on the New York Stock Exchange for more than two (2) consecutive days upon which trading in such shares generally occurs on such exchange, or shall be delisted; or

(n)        any of the Investment Policies and Restrictions that may not be changed without the approval of stockholders of the Borrower are changed; and

(o)        while any principal of any Loan is outstanding, (i) any default or event of default shall occur under the Preferred Shares Documents or (ii) any other event (excluding any event occurring pursuant to the Preferred Shares Documents in accordance with their terms) shall occur, in each of the foregoing clauses (i) and (ii), that creates an obligation on the Borrower to mandatorily redeem the Preferred Shares or gives holders of the Preferred Shares the right to redeem the Preferred Shares or a right to any payment (other than regular dividends or other similar payments in the ordinary course) in connection with the Preferred Shares, in each case after giving effect to any cure period; or

then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate the Commitments, and they shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon and all other sums owing under the Loan Documents) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, automatically without any notice to the Borrower or any other act by the Agent or any Bank, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other sums owing under the Loan Documents) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 6.02.         Remedies

No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

ARTICLE VII

THE AGENT

SECTION 7.01.         Appointment and Authorization

Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Agent.

SECTION 7.02.         Action by Agent

The duties and responsibilities of the Agent hereunder are only those expressly set forth herein. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default except as expressly provided in Article VI. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower or a Bank.

SECTION 7.03.         Consultation with Experts

The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Covered Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Covered Persons of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the credit facilities provided for herein as well as activities as Agent.

SECTION 7.04.         Liability of Agent

Neither the Agent nor any of its directors, officers, agents or employees shall be liable to a Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of the Borrower; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (d) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine or to be signed by the proper party or parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of the Banks, the Agent may presume that such condition is satisfactory to the Banks unless the Agent shall have received notice to the contrary from a Bank within a reasonable period of time prior to the making of such Loan.

SECTION 7.05.         Indemnification

Each Bank shall, ratably in accordance with its Commitment Percentage (or, if the Commitments shall have expired or terminated, its Commitment Percentage as in effect immediately prior to such expiration or termination), indemnify the Agent and its affiliates, officers, directors and employees (to the extent not reimbursed by the Borrower) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, provided, however, that no action taken or not taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

SECTION 7.06.         Credit Decision

Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.07.         Successor Agent

The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 7.08.         Agent as Bank

In its individual capacity, State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Agent.

SECTION 7.09.         Distribution by Agent

If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 7.10.         Delinquent Banks

(a)         Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 9.04 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, or (iii) shall become or such Bank’s director or indirect parent company shall become the subject of a Bail-In Action, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans, interest, fees and other amounts. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The provisions of this Section 7.10 shall not affect the rights of the Borrower against any such Delinquent Bank.

(b)         For purposes of this Section 7.10, a “Failure” of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect.

SECTION 7.11.         Erroneous Payments

(a)         If the Agent notifies a Bank, or any Person who has received funds on behalf of a Bank (any such Bank or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent, and such Payment Recipient shall (and shall cause any other Payment Recipient who received such funds on its behalf to) promptly, but in no event later than two (2) Domestic Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this paragraph shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Agent to the contrary.

(b)         Each Bank hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Bank under any Loan Document, or otherwise payable or distributable by the Agent to such Bank from any source, against any amount due to the Agent under the immediately preceding paragraph or under the indemnification provisions of this Agreement.

(c)         For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Agent after demand therefor in accordance with the provisions of this Section 7.11, (i) the Agent may elect, in its sole discretion on written notice to such Bank, that all rights and claims of such Bank with respect to the Loans or other Obligations owed to it up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Agent upon such election; after such election, the Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five (5) Domestic Business Days’ written notice to such Bank, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Bank, and (ii) each party hereto agrees that, except to the extent that the Agent has sold such Loan, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights of such Bank with respect to the Erroneous Payment Return Deficiency (such rights, the “Erroneous Payment Subrogation Rights”).

(d)        The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent or any of its Affiliates from such Borrower.

(e)         No Payment Recipient shall assert any right or claim to an Erroneous Payment, and each hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f)          Each party’s obligations, agreements and waivers under this Section 7.11 with respect to the making of any Erroneous Payment shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)        Notwithstanding anything to the contrary herein or in any other Loan Document, neither the Borrower nor any of its Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 7.11 in respect of any Erroneous Payment.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

SECTION 8.01.         Additional Costs; Capital Adequacy

(a)        If any new law, rule or regulation, or any change after the date hereof in the interpretation or administration of any Applicable Law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or its Applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

(i)           subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Loans, its Note or its Commitment, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for any tax on, or changes in the rate of tax on the overall net income of, or franchise taxes payable by, such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Applicable Lending Office is located; or

(ii)           impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) any other condition affecting its Loans, its Note or its Commitment; or

(iii)          impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Bank’s Commitment;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, funding, issuing, renewing, extending or maintaining any Loan or such Bank’s Commitment, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, promptly upon demand by such Bank (and in any event within thirty (30) days after demand by such Bank) and delivery to the Borrower of the certificate required by Section 8.01(c) hereof (with a copy to the Agent), the Borrower shall pay to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b)          If any Bank shall determine that any change after the date hereof in any existing Applicable Law, rule or regulation or any new law, rule or regulation regarding liquidity or capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding liquidity or capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank’s Loans or obligations hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to liquidity and capital adequacy) by an amount deemed by such Bank to be material, then from time to time, promptly upon demand by such Bank (with a copy to the Agent) (and in any event within thirty (30) days after demand by such Bank) the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

(c)          Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, (i) such Bank may use any reasonable averaging and attribution methods, and (ii) such Bank agrees that the treatment of the Borrower under this Section 8.01 shall, on the whole, be no less favorable to the Borrower than the treatment afforded by such Bank to other similarly situated borrowers.

(d)         Failure or delay on the part of any Bank to demand compensation pursuant to this Section 8.01 shall not constitute a waiver of such Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate a Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Bank notifies the Borrower of the change giving rise to such increased costs or reductions and of such Bank’s intention to claim compensation therefor (except that, if the change giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 8.02.         Inability to Determine Rates

(a)        SOFR Loans. Subject to Section 8.04, if, on or prior to the first day of any Interest Period for any SOFR Loan: (i) the Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR cannot be determined pursuant to the definition thereof, or (ii) the Required Banks determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Banks of making and maintaining such Loan, and the Required Banks have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrower and each Bank. Upon notice thereof by the Agent to the Borrower, any obligation of the Banks to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Banks) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 8.05.

(b)        Base Rate Loan. Subject to Section 8.04, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (b) of the definition of Base Rate until the Agent revokes such determination.

(c)         Alternate Currency Loans. If the Agent determines or Required Banks determine (in either case, which determination shall be conclusive absent manifest error) that, with respect to any existing or requested Overnight Rate Loan (each an “Affected Overnight Rate Loan”) or any Fixed Rate Loan denominated in an Alternate Currency requested to be made or continued, or to be converted from any other Loan (each an “Affected Alternate Currency Loan”), by reason of one or more circumstances arising after the date hereof affecting the applicable Overnight Interest Rate (in the case of an Affected Overnight Rate Loan), or the Funding Rate (in the case of an Affected Fixed Rate Loan), as applicable, adequate and reasonable means do not exist for ascertaining the rate of interest applicable to such Affected Loan, or that such rate of interest will not adequately and fairly reflect the cost to the Banks of making, maintaining, converting or continuing such Affected Loan because of (i) any change since the date hereof in any Applicable Law or governmental rule, regulation, order or directive (whether or not having the force of law) or in the interpretation or administration thereof or (ii) other circumstances arising after the date hereof affecting the Banks, the Overnight Interest Rate, or the Funding Rate, as applicable, then the Agent may or, at the request of Required Banks, shall give notice thereof to the Borrower by telephone or facsimile (each a “Rate Unavailability Notice”). Notwithstanding the foregoing, the Agent shall not deliver a Rate Unavailability Notice with respect to any Affected Alternate Currency Loan if the Agent and the Borrower have selected an Alternate Currency Benchmark Replacement for the applicable Alternate Currency and the applicable Corresponding Tenor, and instead the interest rate applicable to such Affected Alternate Currency Loan shall be determined by reference to such Alternate Currency Benchmark Replacement.

(d)         Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period for a then-current Benchmark:

(i)            (i) the Borrower shall be deemed to have converted any request for a borrowing of, conversion to or continuation of EURIBOR Loans to be made, converted or continued during such Benchmark Unavailability Period, into a request for a borrowing of, conversion to or continuation of Euro Overnight Rate Loans and (ii) except as set forth in clause (i) above, at the end of the Interest Period applicable to each EURIBOR Loan, the Borrower shall repay such EURIBOR Loan (together with accrued interest thereon to the date of prepayment) in full,

(ii)           the Borrower shall be deemed to have revoked any request for a borrowing of, conversion to or continuation of Fixed Rate Loans (which Fixed Rate Loans would be Alternate Currency Loans (other than EURIBOR Loans) which would accrue interest based upon such Benchmark) to be made, converted or continued during such Benchmark Unavailability Period and (ii) at the end of the Interest Period applicable to each Fixed Rate Loan (which Fixed Rate Loan is an Alternate Currency Loan (other than a EURIBOR Loan) which accrues interest based upon such Benchmark), the Borrower shall repay such Fixed Rate Loan (together with accrued interest thereon to the date of prepayment) in full,

(iii)         the Borrower shall be deemed to have converted any request for a borrowing of, conversion to or continuation of Fixed Rate Loans (which Loans would be Dollar Loans which would accrue interest based upon such Benchmark) to be made, converted or continued during such Benchmark Unavailability Period, into a request for a borrowing of, conversion to or continuation of Base Rate Loans,

(iv)         the Borrower shall not make any further request for a borrowing of, conversion to or continuation of Fixed Rate Loans (which Fixed Rate Loans would accrue interest based upon such Benchmark) to be made, converted or continued during such Benchmark Unavailability Period, and

(v)         in the event that such Benchmark Unavailability Period relates to (i)  Base Rate Loans or the Adjusted Term SOFR, LIBOR Rate, then notwithstanding anything to the contrary herein contained, the Base Rate shall be determined without regard to clause (b) of such defined term, (ii) Sterling Overnight Rate Loans or Daily Simple SONIA, then notwithstanding anything to the contrary herein contained, the Borrower shall repay such Sterling Overnight Rate Loans (together with accrued interest thereon to the date of prepayment) in full, and (iii) Euro Overnight Rate Loans or Enhanced €STR, then notwithstanding anything to the contrary herein contained the Borrower shall repay such Euro Overnight Rate Loans (together with accrued interest thereon to the date of prepayment) in full.

SECTION 8.03.         Illegality

If any future Applicable Law, rule, regulation, treaty or directive, or any change in any present or future Applicable Law, rule, regulation, treaty or directive, or any change in the interpretation or administration of any present or future Applicable Law, rule, regulation, treaty or directive by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Designated Lending Office) with any new directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Designated Lending Office) to make, maintain or fund its Fixed Rate Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, (a) the commitment of such Bank to make Fixed Rate Loans or convert or roll over Loans as or to Fixed Rate Loans shall forthwith be suspended, and (b) such Bank’s Loans then outstanding as Fixed Rate Loans, if any, shall be converted automatically to Base Rate Loans (at the U.S. Dollar Equivalent thereof) on the last day of the Interest Period applicable to such Fixed Rate Loans or within such earlier period as may be required by law. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Designated Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Fixed Rate Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Fixed Rate Loan, together with accrued interest thereon and any amount payable by the Borrower pursuant to Section 8.05. Concurrently with so prepaying each such Fixed Rate Loan, the Borrower shall borrow a Base Rate Loan (in the amount of the U.S. Dollar Equivalent thereof) from such Bank (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and such Bank shall make such Base Rate Loan.

SECTION 8.04.         Benchmark Replacement Setting

(a)        Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to U.S. Dollar Loans prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “U.S. Dollar Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “U.S. Dollar Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Domestic Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Required Banks. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)         Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to any Alternate Currency Loan prior to any setting of the then-current Benchmark, then the applicable Alternate Currency Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Domestic Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Required Banks.

(c)         Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)         Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Banks of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.04(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 8.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.04.

(e)        Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate and any other Funding Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of Interest Period (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)          Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Loan of, conversion to, or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(g)         Effect of Rate Unavailability Notice. Upon the giving of each Rate Unavailability Notice and until such Rate Unavailability Notice is rescinded by the Agent or Required Banks:

(i)        if such notice was given with respect to an Affected Overnight Rate Loan or the applicable Overnight Interest Rate, either (1) the Borrower shall repay such Affected Overnight Rate Loan (together with accrued interest thereon to the date of prepayment) in full or (2) such Affected Overnight Rate Loan shall be converted into a Dollar Loan (which shall bear interest based upon the Base Rate) at the Agent Exchange Rate for the purchase of Dollars with the applicable Alternate Currency, and the Borrower shall indemnify and hold harmless each such Bank in connection with any liability, loss, cost or expense in connection therewith, and the Borrower shall not request any new Overnight Rate Loan in the applicable Alternate Currency; and

(ii)      if such notice was given with respect to an Affected Alternate Currency Loan (other than an Overnight Rate Loan) or the Funding Rate applicable to Loans denominated in an Alternate Currency, then (i) at the end of the Interest Period applicable to each such Loan, either (x) the Borrower shall repay such Loan (together with accrued interest thereon to the date of prepayment) in full or (y) (1) if such Alternate Currency Loan is denominated in Euros, such Alternate Currency Loan shall be deemed to be automatically and immediately converted into a Euro Overnight Rate Loan (which shall bear interest based upon Enhanced €STR) or (2) if such Alternate Currency Loan is denominated in an Alternate Currency other than Euros, such Alternate Currency Loan shall be converted into a Dollar Loan (which shall bear interest based upon the Base Rate) at the Agent Exchange Rate for purchase of Dollars with such Alternate Currency, and the Borrower shall indemnify and hold harmless each such Bank in connection with any liability, loss, cost or expense in connection therewith, and (ii) the Borrower shall not request any new Alternate Currency Loan, or to convert any Loan to, or continue any Loan as, an Alternate Currency Loan which would be an Affected Alternate Currency Loan or bear interest based upon such Funding Rate.

(h)        The Agent agrees that promptly after it shall have determined, with respect to any Rate Unavailability Notice given by it under this Section, that the circumstance or circumstances that gave rise to such Rate Unavailability Notice with respect to an Affected Loan no longer exist, the Agent shall by notice to the Borrower rescind such Rate Unavailability Notice with respect to such Affected Loan.

SECTION 8.05.         Indemnity

The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Fixed Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Fixed Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion relating thereto in accordance with Section 2.02 or (c) the making of any payment of a Fixed Rate Loan or the making or conversion of any SOFR Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

SECTION 8.06.         Replacement Banks

Upon (i) the election of any Bank to request reimbursement by the Borrower for amounts due under Sections 2.09 or 8.01 (ii) the suspension of any Bank’s obligation to make, convert to or continue Fixed Rate Loans, (iii) any Bank becoming and remaining a Delinquent Bank for greater than five (5) Domestic Business days, (iv) any Bank becoming a Potential Delinquent Bank and remaining a Potential Delinquent Bank for greater than ten (10) consecutive Domestic Business Days or (iv) any Bank failing to agree to any amendment, waiver, or other modification of any Loan Document requested by the Borrower that requires the consent of 100% of the Banks or each affected Banks, and which has been consented to by the Required Banks, the Borrower may find a replacement Bank which shall be reasonably satisfactory to the Agent and the Borrower (a “Replacement Bank”). Each Bank agrees that, should it be identified for replacement pursuant to this Section 8.06, it will promptly execute and deliver (against payment to such Bank of all sums owing to it under the Loan Documents, whether or not then due) all documents and instruments reasonably required by the Borrower to assign such Bank’s Loans and Commitment to the applicable Replacement Bank.

SECTION 8.07.         Change in Law

For the avoidance of doubt and notwithstanding anything herein to the contrary, for all purposes of this Credit Agreement, (i) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in case for this clause (ii) pursuant to Basel III, shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.         Notices

(a)         All notices, requests, consents and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 attached hereto or by approved electronic communication in accordance with Section 9.01(b). Each such notice, request, consent or other communication shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)         Notices made by the Borrower consisting of requests for loans or notices of repayments hereunder or items referred to in Sections 5.01(a), (b), (c), (e) and (f) hereof may be delivered or furnished by e-mail or other electronic communication (including internet or intranet websites) pursuant to procedures approved by the Agent, unless the Agent, in its discretion, has previously notified the Borrower otherwise. In furtherance of the foregoing, each Bank hereby agrees to notify the Agent in writing, on or before the date such Bank becomes a party to this Agreement, of such Bank’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Agent has on record an effective e-mail address for such Bank). Each of the Agent and the Borrower may, in its discretion, agree to accept other notices and communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. None of the Agent, any Bank, nor any of the directors, officers, employees, agents or Affiliates of the Agent or any Bank shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, provided that such person shall not be released from liability for any such damages that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted solely from such Person’s gross negligence or wilful misconduct.

(c)         Unless the Agent otherwise prescribes, (i) notices and other communications sent to the Agent or any Bank at an e-mail address thereof shall be deemed to have been given when received, and (ii) if agreed to pursuant to paragraph (b), above, financial information posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Domestic Business Day for the recipient.

(d)        Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(e)         The Borrower hereby acknowledges that: (i) the Agent may make available to the Banks Specified Materials by posting some or all of the Specified Materials on an Electronic Platform approved by the Borrower; (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, (iii) the Electronic Platform is provided and used on an “As Is,” “As Available” basis; and (iv) neither the Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. The Agent, on behalf of itself and its Affiliates, expressly and specifically disclaims, with respect to the Electronic Platform, delays in posting or delivery, or problems accessing the specified materials posted on the electronic platform, and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Electronic Platform. No representation or warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Electronic Platform.

(f)          Each Bank hereby agrees that notice to it in accordance with this Section 9.01 specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of this Agreement, constitute effective delivery to such Bank of such Specified Materials.

(g)         Each Bank: (i) acknowledges that the Specified Materials, including information furnished to it by the Borrower or the Agent pursuant to, or in the course of administering, the Loan Documents, may include material, non-public information concerning the Borrowers or their securities; and (ii) confirms that: (A) it has developed compliance procedures regarding the use of material, non-public information; and (B) it will handle such material, non-public information in accordance with such procedures and Applicable Laws, including federal and state securities laws.

SECTION 9.02.         No Waivers

No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03.         Expenses; Documentary Taxes; Indemnification

(a)         The Borrower shall promptly pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of and the administration of the facility established hereby, any waiver or consent hereunder or any amendment hereof or thereof or any waiver of any Default or alleged Default, and any termination hereof or thereof and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel, in connection with such Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

(b)         The Borrower agrees to indemnify the Agent, each Bank, and each of their affiliates, officers, directors and employees (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all Liabilities which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence, bad faith or willful misconduct.

SECTION 9.04.         Set Off

During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any Collateral (as defined in the Security Agreement) in the possession of any such Bank may be applied to or set off by such Bank against the payment of the Obligations. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment thereof as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 9.05.         Amendments and Waivers

Any provision of this Agreement or any of the other Loan Documents may be amended, waived, supplemented or otherwise modified if, but only if, contained in a written agreement signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such agreement shall (i) increase the Commitment Amount of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Bank affected thereby thereof, (iii) postpone the Termination Date or the date of any payment for any Loan or any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Aggregate Commitment Amount, without the written consent of each Bank affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required hereby or the pro rata reduction of Commitment Amounts required hereby, without the written consent of each Bank affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to waive, amend, supplement or otherwise modify any rights hereunder, (vi) change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers, in each case without the written consent of each Bank, or (vii) release all or substantially all of the Collateral (as defined in the Security Agreement) from the liens thereunder (except as may be expressly provided in the applicable Security Document), without the consent of each Bank, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent. No delay or omission on the part of any Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

SECTION 9.06.         Successors and Assigns

(a)         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

(b)         Any Bank may at any time grant to one or more commercial banks (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, restatement, supplement or other modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any amendment, restatement, supplement or other modification or waiver of this Agreement described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; provided that no Participant shall be entitled to receive an amount greater than its pro rata share of any amount the selling Bank would have received hereunder had no participation been sold. An assignment or other transfer which is not permitted by clause (c) or (d) of this Section shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 9.06(b).

(c)          Subject to Section 9.06(f), any Bank may at any time assign to one or more financial institutions considered a “bank” as defined in the 1940 Act (each an “Assignee”) all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance (each an “Assignment and Acceptance”) in substantially the form of Exhibit E attached hereto executed by such Assignee and such transferor Bank, with, if no Event of Default has occurred and is continuing, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Agent, which consent shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower or the Agent shall be required if the Assignee is a Control Affiliate of the transferor Bank. Upon acceptance and recording of an Assignment and Acceptance pursuant to Section 9.06(h), from and after the effective date specified therein, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 8.01 and Section 9.03 hereof, as well as to any fees accrued for its account and not yet paid). Upon the consummation of any assignment pursuant to Section 9.06(b), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee. In connection with each such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. The Assignee shall, prior to the date of consent of the Borrower to the assignment deliver to the Borrower and the Agent a certification as to exemption from deduction or withholding of any United States Federal income taxes in accordance with Section 2.11 (and thereafter shall be subject to the requirements thereof).

(d)         Without notice to or consent of any Person, any Bank may at any time assign all or any portion of its rights under this Agreement, its Note, and the other Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e)          No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent.

(f)           No Person may become an Assignee pursuant to clause (c) above if that Person is an Affiliate of the Borrower.

(g)         The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment Amounts of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank at any reasonable time and from time to time upon reasonable prior notice.

(h)         Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, an administrative questionnaire (in such form as supplied by the Agent) completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the administrative fee referred to in Section 9.06(c) and, if required, the written consent of the Borrower and the Agent to such assignment and any applicable tax forms, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) revise Schedule 1 to reflect such Assignment and Acceptance and circulate such revised Schedule 1 to the Banks and the Borrower, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.06(h).

SECTION 9.07.         Governing Law; Submission to Jurisdiction

This Agreement and each of the other loan documents are contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents whether sounding in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and the service of process in any suit being made upon it by mail at the address specified in Section 9.01, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Agent or any Bank may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

SECTION 9.08.         WAIVER OF JURY TRIAL

EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except to the extent prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09.         Confidential Material

(a)         Each Bank agrees that any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Borrower or disclosing other non-public information in relation to this Agreement or the other Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b)         Confidential Material may be disclosed to Representatives of each Bank in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrower; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners, (v) auditors, accountants, and service providers for the Banks and their affiliates as long as such auditors, accountants, or service providers first agree to be bound by the provisions of this Section 9.09, or, or (vi) any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09. Notwithstanding anything to the contrary contained in this Section, any information that would, but for this sentence, constitute Confidential Material shall cease to be Confidential Material after the first anniversary of the date such information was first received by the Agent or any Bank.

Each Bank agrees to promptly provide such information as is reasonably requested by the Borrower in order for the Borrower to monitor (as required by Applicable Law) whether the Bank’s use of Confidential Material complies with this Section 9.09.

SECTION 9.10.         USA Patriot Act

Each Bank that is subject to the Patriot Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

SECTION 9.11.         Interest Rate Limitation

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Bank. ~~For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.~~

SECTION 9.12.         Survival

The provisions of Sections 7.05, 9.03 and 9.09 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or other termination of the Commitments or the termination of any Loan Document or any provision thereof.

SECTION 9.13.         Limitation on Liability

Notwithstanding anything to the contrary contained in the Loan Documents (a) neither any of the members of the Managing Body of the Borrower (collectively, the “Members”) nor any shareholders or other equity holders of the Borrower (collectively, the “Shareholders”) nor any managers or officers of the Borrower (collectively, the “Officers”) shall have any personal liability whatsoever to any of the Banks or the Agent under any of the Loan Documents, (b) the Banks and the Agent shall look solely to the assets of the Borrower for the payment of any debt, damage, judgment or decree, or for any money that may otherwise become due or payable to any of them under any of the Loan Documents, and (c) all dealings, undertakings and obligations of the Members and/or the Shareholders and/or the Officers under the Loan Documents shall be deemed to have been made subject to the foregoing limitations; provided however that nothing contained herein shall limit, restrict, prevent or otherwise prohibit the Agent or any Bank from pursuing any claim or cause of action which it may now or hereafter have against any Member or Shareholder or Officer for fraud, misrepresentation of any material fact or misappropriation of funds or assets.

SECTION 9.14.         Judgment Currency

If for the purpose of obtaining judgment in any court it is necessary to convert a sum due under the Loan Documents to the Agent or any Bank (each a “Payee”) in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Payee could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the day, upon which foreign exchange transactions in such currencies is normally carried on by banks in such city, which immediately precedes the day on which final judgment is given. The obligation of the Borrower in respect of any sum due from it to a Payee under the Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Loan Documents (the “Agreement Currency”), be discharged only to the extent that on the Domestic Business Day following receipt by such Payee of any sum adjudged to be so due in the Judgment Currency such Payee may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Payee in the Agreement Currency, the Borrower agrees notwithstanding any such judgment to indemnify such Payee against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to such Payee, such Payee agrees to remit to the Borrower such excess.

SECTION 9.15.         Miscellaneous

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 9.16.         Acknowledgement and Consent to Bail-In of Affected Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.17.                Acknowledgement Regarding Any Supported QFCs

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Financial Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)         In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)         As used in this Section 9.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.18.                Certain ERISA Matters

(a)         Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of the Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i)          such Bank is not using “plan assets” (within the meaning Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans or, the Commitments or this Agreement,

(ii)         the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)       (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Agent and such Bank.

(b)         In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that the Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)         For purposes of this Section 9.16, the following defined terms when used herein have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ARES DYNAMIC CREDIT ALLOCATION FUND, INC.

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By:
Name:
Title:

Ares Dynamic Credit Allocation Fund, Inc. – Credit Agreement

SCHEDULE 1

Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

BORROWER:

ARES DYNAMIC CREDIT ALLOCATION FUND, INC.

Address for Notices:

Ares Dynamic Credit Allocation Fund, Inc.

2000 Avenue of the Stars, 12th Floor

Los Angeles, California 90067

Attn: Scott Lem

Tel: (310) 201-4129

Fax: (310) 432-8621

Email: slem@aresmgmt.com

With a copy to:

Ares Dynamic Credit Allocation Fund, Inc.

2000 Avenue of the Stars, 12th Floor

Los Angeles, California 90067

Attn: General Counsel

Email: ARCCGeneralCounsel@aresmgmt.com

Fax: (310) 201-4170

~~BORROWER~~:

~~ARES DYNAMIC CREDIT ALLOCATION FUND, INC.~~

~~Address for Notices:~~

~~Ares Dynamic Credit Allocation Fund, Inc.~~

~~2000 Avenue of the Stars, 12th Floor~~

~~Los Angeles, California 90067~~

~~Attn: Scott Lem~~

~~Tel: (310) 201-4129~~

~~Fax: (310) 432-8621~~

~~Email: slem@aresmgmt.com~~

~~With a copy to:~~

~~Ares Dynamic Credit Allocation Fund, Inc.~~

~~2000 Avenue of the Stars, 12th Floor~~

~~Los Angeles, California 90067~~

~~Attn: General Counsel~~

~~Email: ARCCGeneralCounsel@aresmgmt.com~~

~~Fax: (310) 201-4170~~

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
STATE STREET BANK AND TRUST COMPANY	$212,000,000	100%

Domestic Lending Office, Designated

Lending Office and Office for Notices to the

Agent for Borrowings and Payments:

State Street Bank and Trust Company

~~State Street Financial Center~~

Loan Servicing Unit ~~– SFC0310~~

M/S OCB2302

One ~~Lincoln~~Congress Street

Boston, MA ~~02111~~02114

Attn: Christopher Hickey

Tel: (617) 662-8577

Fax: (617) 988-6677

~~Email: ais-loanops-csu@statestreet.com~~

~~Alternate Contact:~~

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

~~Email: ais-loanops-csu@statestreet.com~~

Office for all Other Notices:

State Street Bank and Trust Company

~~State Street Financial Center~~

Fund Finance ~~– SFC0310~~

M/S OCB2302

One ~~Lincoln~~Congress Street

Boston, MA ~~02111~~02114

Attn: Charles W. Reid, Vice President

Tel: (617) 662-0286

E-mail: cwreid@statestreet.com